Conformed Copy

DATED 18 July 2013
EUR 2,500,000,000
FACILITY AGREEMENT
between
LINDE AG
and
LINDE FINANCE B.V.
as Original Borrowers
arranged by
BARCLAYS BANK PLC, BAYERISCHE LANDESBANK, BANC OF AMERICA SECURITIES LIMITED, BANK OF CHINA LIMITED ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN FRANKFURT BRANCH, BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND, CITIGROUP GLOBAL MARKETS LIMITED, COMMERZBANK AKTIENGESELLSCHAFT, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, DEUTSCHE BANK AG, DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, HSBC BANK PLC, ING BANK, A BRANCH OF ING-DIBA AG, LANDESBANK BADEN-WÜRTTEMBERG, LLOYDS TSB BANK PLC, MIZUHO BANK LTD., MORGAN STANLEY BANK INTERNATIONAL LIMITED, ROYAL BANK OF CANADA, SEB AG, STANDARD CHARTERED BANK, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, TD BANK EUROPE LIMITED and UNICREDIT BANK AG
as Mandated Lead Arrangers
with
DEUTSCHE BANK LUXEMBOURG S.A.
acting as Agent and EUR Swingline Agent
and
DEUTSCHE BANK AG, NEW YORK Branch
acting as USD Swingline Agent
and
OTHERS

SYNDICATED MULTI-CURRENCY REVOLVING CREDIT FACILITY AGREEMENT INCORPORATING A DUAL-CURRENCY SWINGLINE FACILITY

CONTENTS
CLAUSE    PAGE
1.DEFINITIONS AND INTERPRETATION    4
2.THE FACILITY    21
3.EXTENSION OPTION    22
4.PURPOSE    23
5.CONDITIONS OF UTILISATION    23
6.UTILISATION – REVOLVING FACILITY LOANS    24
7.UTILISATION – LETTERS OF CREDIT    26
8.LETTERS OF CREDIT    30
9.UTILISATION - SWINGLINE LOANS    37
10.SWINGLINE LOANS    41
11.OPTIONAL CURRENCIES    43
12.ANCILLARY FACILITIES    44
13.REPAYMENT    48
14.PREPAYMENT AND CANCELLATION    48
15.INTEREST    50
16.INTEREST PERIODS    51
17.CHANGES TO THE CALCULATION OF INTEREST    52
18.FEES    53
19.TAX GROSS UP AND INDEMNITIES    54
20.INCREASED COSTS    62
21.OTHER INDEMNITIES    64
22.MITIGATION BY THE LENDERS    65
23.COSTS AND EXPENSES    65
24.GUARANTEE AND INDEMNITY    66
25.REPRESENTATIONS    68
26.INFORMATION UNDERTAKINGS    72
27.GENERAL UNDERTAKINGS    74
28.EVENTS OF DEFAULT    79
29.CHANGES TO THE LENDERS    81
30.CHANGES TO THE OBLIGORS    87
31.ROLE OF THE AGENT AND THE ARRANGERS    88
32.CONDUCT OF BUSINESS BY THE FINANCE PARTIES    93
33.SHARING AMONG THE FINANCE PARTIES    93
34.PAYMENT MECHANICS    94
35.SET-OFF    97
36.NOTICES    97
37.CALCULATIONS AND CERTIFICATES    99
38.PARTIAL INVALIDITY    99
39.REMEDIES AND WAIVERS    99
40.AMENDMENTS AND WAIVERS    99
41.USA PATRIOT ACT    100
42.GOVERNING LAW    100
43.GENERAL BUSINESS CONDITIONS    100
44.ENFORCEMENT    101
45.CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)    101
SCHEDULE 1 THE ORIGINAL PARTIES103
PART A THE ORIGINAL OBLIGORS103
PART B THE ORIGINAL LENDERS104
SCHEDULE 2 CONDITIONS PRECEDENT107
PART A CONDITIONS PRECEDENT TO INITIAL UTILISATION107
PART B CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER109
SCHEDULE 3 REQUESTS111
PART A UTILISATION REQUEST REVOLVING FACILITY LOANS111
PART B UTILISATION REQUEST SWINGLINE LOANS113
PART C UTILISATION REQUEST LETTERS OF CREDIT115
SCHEDULE 4 FORM OF ASSIGNMENT CERTIFICATE117
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE120
SCHEDULE 6 FORM OF ACCESSION LETTERS123
PART A BORROWER ACCESSION LETTER123
PART B FORM OF LENDER ACCESSION LETTER124
PART C FORM OF LENDER AFFILIATE ACCESSION AGREEMENT125
SCHEDULE 7 FORM OF RESIGNATION LETTER126
SCHEDULE 8 RESERVATIONS127
SCHEDULE 9 FORM OF CONFIDENTIALITY UNDERTAKING130
SCHEDULE 10 TIMETABLES134
PART A REVOLVING FACILITY LOANS134
PART B SWINGLINE LOANS135
PART C LETTERS OF CREDIT136

FORM OF PROCESS AGENT APPOINTMENT LETTER	137
SCHEDULE 12 LIST OF EXCLUDED SUBSIDIARIES138

THIS AGREEMENT is dated 18 July 2013 and made
BETWEEN:

(1)	LINDE AG as original borrower and guarantor (Linde or the Company);

(2)	LINDE FINANCE B.V. as original borrower (together with the Company the Original Borrowers);

(3)
BARCLAYS BANK PLC, BAYERISCHE LANDESBANK, BANC OF AMERICA SECURITIES LIMITED, BANK OF CHINA LIMITED ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN FRANKFURT BRANCH, BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND, CITIGROUP GLOBAL MARKETS LIMITED, COMMERZBANK AKTIENGESELLSCHAFT, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, DEUTSCHE BANK AG, DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, HSBC BANK PLC, ING BANK, A BRANCH OF ING-DIBA AG, LANDESBANK BADEN-WÜRTTEMBERG, LLOYDS TSB BANK PLC, MIZUHO BANK LTD., MORGAN STANLEY BANK INTERNATIONAL LIMITED, ROYAL BANK OF CANADA, SEB AG, STANDARD CHARTERED BANK, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, TD BANK EUROPE LIMITED and UNICREDIT BANK AG as mandated lead arrangers (the Arrangers);

(4)	THE FINANCIAL INSTITUTIONS listed in Part B in Schedule 1 as lenders (the Original Lenders);

(5)	DEUTSCHE BANK LUXEMBOURG S.A. (the EUR Swingline Agent) and DEUTSCHE BANK AG, New York Branch (the USD Swingline Agent) as swingline agents (each a Swingline Agent and together the Swingline Agents);

(6)	DEUTSCHE BANK LUXEMBOURG S.A. as agent of the other Finance Parties (the Agent); and

(7)
BNP Paribas Fortis SA/NV, Niederlassung Deutschland and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch as issuing banks (each an Original Issuing Bank and together the Original Issuing Banks).

IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.
Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the European foreign exchange market at or about 12:00 noon on a particular day.
Ancillary Commencement Date means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility.
Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 12 (Ancillary Facilities), to the extent that the amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.
Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility.
Ancillary Facility means any ancillary facility made available by an Ancillary Lender in accordance with Clause 12 (Ancillary Facilities).
Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 12 (Ancillary Facilities).
Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in EUR of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility;

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility and as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.
Anti Terrorism Law means each of:

(a)	Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the Executive Order);

(b)	the Uniting and Strengthening America by Providing Appropriate Tools Required to intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as USA Patriot Act);

(c)	the Money Laundering Control Act of 1986, Public Law 99-570; and

(d)	any similar law enacted in the United States of America subsequent to the date of this Agreement.
Assignment Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Assignment Certificate) or any other form satisfactory to the Agent.
Assignment Date means, in relation to an assignment pursuant to Clause 29.2(b) (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)), the later of:

(a)	the proposed Assignment Date specified in the Assignment Certificate; and

(b)	the date on which the Agent accepts the Assignment Certificate.
Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.
Availability Period means in relation to a Lender's Commitment the period from and including the date of this Agreement to and including the date falling one Month prior to

(a)	the Initial Termination Date if the Initial Termination Date has not been extended in accordance with paragraph (a) and/or paragraph (b) of Clause 3 (Extension Opinion);

(b)
the First Extended Termination Date if the Initial Termination Date has been extended until the First Extended Termination Date but not until the Second Extended Termination Date in accordance with paragraph (a) and/or paragraph (b) of Clause 3 (Extension Opinion); or

(c)	the Second Extended Termination Date if the Initial Termination Date has been extended until the Second Extended Termination Date in accordance with paragraph (b) of Clause 3 (Extension Opinion).
Available Commitment means a Lender’s Commitment under the Facility minus:

(a)	the Base Currency Amount of its (and its Lender Affiliates') participation in any outstanding Utilisations under the Facility and the aggregate of its Ancillary Commitments; and

(b)
in relation to any proposed Utilisation, the Base Currency Amount of its (and its Lender Affiliates') participation in any Utilisations that are due to be made under the Facility on or before the proposed Utilisation Date and the amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, other than that Lender’s (and its Lender Affiliates') participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date and that Lender’s Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.
Available Facility means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.
Base Currency means euro.
Base Currency Amount means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request and, in the case of a Letter of Credit, as adjusted under Clause 7.8. (Revaluation of Letters of Credit)) adjusted to reflect any repayment, prepayment, consolidation or division of the Utilisation.
Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).
Borrower Accession Letter means a document substantially in the form set out in Schedule 6 (Borrower Accession Letter).
Borrowings shall mean
(i)    moneys borrowed and debit balances at banks;
(ii)    any debenture, bond, note or other security;

(iii)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness referred to in (i) and (ii),
Break Costs means the amount (if any) by which:

(a)
the interest which a Lender should have received (excluding the Margin) for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg, London and Munich and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial center of the country of that currency; or
(b)    (in relation to any date for payment or purchase of euro) any TARGET Day.
Change of Control Event means the acquisition of more than 50 percent of the voting rights in Linde by any single person or group of persons acting in concert. For the purposes of this definition acting in concert shall have the meaning of "Verhalten abstimmen" within the meanings of Sec. 30 (2) of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs - und Übernahmegesetz).
Change of Control Termination Notice means a notice of termination delivered by the Agent to the Company pursuant to the terms of Clause 14.2(a) (Change of Control).
Code means , at any date, the US Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.
Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Section 1 of Part B of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Confidentiality Undertaking means a confidentiality undertaking substantially in the form as set out in Schedule 9 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.
Default means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
Designated Gross Amount has the meaning given to that term in Clause 12.2 (Availability).
Designated Net Amount has the meaning given to that term in Clause 12.2 (Availability).
Designated Party means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(c)	in any successor list to either of the foregoing.
Disposal (including with correlative meanings; the terms Dispose, Disposing and Disposition) means a sale, lease, transfer or other disposal by a person of any asset, undertaking or business (whether voluntary or involuntary or by a single transaction or series of transactions).
EURIBOR means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	If:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the offering of deposits in euro for a period equal in length to the Interest Period of the relevant Loan and if any such rate is below zero EURIBOR will be deemed to be zero.
Euro or € or EUR means the lawful currency of the Participating Member States.
Event of Default means any event or circumstance specified as such in Clause 28 (Events of Default).
Excluded Subsidiary means any member of the Group other than the Company,

(a)	the shares of which are on the date of this Agreement listed on a stock exchange and which are set out in Schedule 12 (List of Excluded Subsidiaries);

(b)	which, with the consent of the Majority Lenders, will be added by the Company to the List of Excluded Subsidiaries at any time after the date of this Agreement; or

(c)	which is a Subsidiary of an Excluded Subsidiary pursuant to (a) and (b) above.
Existing Facility Agreement means the existing multi-currency revolving credit facility agreement dated 10 May 2010.
Existing Financial Indebtedness means any Financial Indebtedness of any member of the Group outstanding as at the date of this Agreement.
Existing Revolving Facility means the revolving facility made available under the Existing Facility Agreement.
External Guarantee means a guarantee, bond, letter of credit, indemnity, hard comfort letter or similar assurance of a member of the Group in respect of Financial Indebtedness of a person that is not a member of the Group.
Facility means the Revolving Facility or the Swingline Facility.
Facility Office means:

(a)
in relation to a Lender (other than a Swingline Lender) the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement; and

(b)
in relation to a Swingline Lender the office or offices notified by a Lender to the Agent in writing before the date it becomes a Swingline Lender (or, following that date, by not less than five Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement as a Swingline Lender.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

Federal Funds Rate means, in relation to any day, the rate per annum equal to:

(a)
the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)
if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the USD Swingline Agent from three Federal funds brokers of recognised standing selected by the USD Swingline Agent.

Fee Letter means any letter or letters dated on or about the date of this Agreement between the Arrangers and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 18 (Fees).
Finance Document means this Agreement, the Mandate Letter any Fee Letter, any Borrower Accession Letter, any Resignation Letter, any extension request according to Clause 3 (Extension option), any Utilisation Request and any other document designated as such by the Agent and the Company.
Finance Party means the Agent, any Swingline Agent, an Arranger, an Ancillary Lender or a Lender.
Finance Subsidiary shall mean a Subsidiary of the Company which is incorporated in a member state of the Organisation for Economic Co-operation and Development (OECD) or a member state of the European Union and whose main purpose is to raise finance for the Group and to provide financial services to members of the Group.
Financial Indebtedness means any obligation for the payment or repayment of money, whether present or future, of any person for or in respect of:
(a)    moneys borrowed and debit balances at banks;
(b)    any debenture, bond, note or other security;
(c)    any acceptance credit;
(d)    receivables sold or discounted (otherwise than on a non-recourse basis);

(e)	leases entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(f)
currency swap or interest rate swap, cap or collar arrangements or other form of interest or currency hedging transaction (provided that, when calculating the value of any such derivative transaction, only the mark to market value shall be taken into account); or

(g)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness referred to in (a) through (f) above.
First Extended Termination Date means the date which falls on the sixth anniversary of the date of this Agreement.
GBP or £ or Sterling means the lawful currency from time to time of the United Kingdom.
Group means the Company and its consolidated Subsidiaries from time to time.
Guarantor means the Company.
Holding Company means, in relation to a company or corporation any other company or corporation in respect of which it is a Subsidiary.
IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
Initial Termination Date means the date which falls on the fifth anniversary of the date of this Agreement.
Interest Period means, in relation to a Loan, each period determined in accordance with Clause 16 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 15.3 (Default interest and lump sum damages).
Interpolated Screen Rate means, in relation to EURIBOR or LIBOR for any Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan each as of the Specified Time on the Quotation Day for the currency of that Loan.
Issuing Bank means any of the Original Issuing Banks or another Lender determined as such by the Company (with the consent of such Lender ) or an Affiliate of a Lender which has become an issuing bank in accordance with Clause 8.11 (Affiliates of Lenders as Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue such Letter of Credit.
ITA means the Income Tax Act 2007 (as applicable in the United Kingdom).
Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.
Lender means:

(a)	any Original Lender listed in Section 1 of Part B of Schedule 1 (The Original Parties) as a Lender in respect of the Revolving Facility; or

(b)
any bank, financial institution, trust, fund or other entity which has become a Lender in respect of the Revolving Facility in accordance with Clause 29 (Changes to the Lenders) (except for Clause 29.6 (Additional Lender Affiliates)), which in each case has not ceased to be a Party in accordance with the terms of this Agreement, provided that subject to Clause 6.7 (Affiliate Facility Offices – Revolving Facility Loans) a Lender Affiliate will be treated as a Lender for all purposes under this Agreement and further provided that Lender includes a Swingline Lender, unless the context otherwise requires.
Lender Accession Letter means a document substantially in the form set out in Part B of Schedule 6 (Form of Accession Letters).
Lender Affiliate means any Affiliate of a Lender through whom such Lender may fulfil its obligations to participate in or make any Loan to a certain Borrower, certain Borrowers or, as the case may be, all Borrowers in a particular jurisdiction or particular jurisdictions and:

(a)	who is a Party to this Agreement on the date of this Agreement and is designated as such on the signature pages;

(b)	who has become a Party to this Agreement as a Lender Affiliate after the date of this Agreement in accordance with Clause 29.6 (Additional Lender Affiliates); or

(c)
who has become a Party to this Agreement for any of the purposes specified above with the consent of the Lender of which it is an Affiliate by means of executing a Transfer Certificate providing for the transfer in whole or in part of the rights and obligations of an existing Lender Affiliate, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Lender Affiliate Accession Agreement means a letter, substantially in the form of Part C ofSchedule 6 (Form of Accession Letters) with such amendments as the Agent and the Company may agree.
Letter of Credit means a letter of credit, a guarantee or indemnity in a form requested by a Borrower and agreed by the relevant Issuing Bank in accordance with customary banking practice.
LIBOR means, in relation to any Loan in a currency other than EUR:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) ) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period equal in length to the Interest Period for that Loan and if any such rate is below zero LIBOR will be deemed to be zero.
Loan means a Revolving Facility Loan or a Swingline Loan.
Loan Note means each floating rate loan note issued by a member of the Group in the context of the acquisition of The BOC Group plc.
Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).
Mandate Letter means the letter dated 27 June 2013 between Citigroup Global Markets Limited, UniCredit Bank AG and the Company.
Margin means the rate per annum determined by reference to the Ratings from time to time assigned by Standard & Poor’s and Moody’s (or by one of Standard & Poor’s and Moody’s and by one other Rating Agency) to the Company’s long-term senior unsecured and unsubordinated debt obligations and last published as set out in the table below next to the respective (or, in case of such other Rating Agency, equivalent) Rating:

Rating	Margin
A+/A1 (or higher)	0.225 % p.a.
A/A2	0.250 % p.a.
A-/A3	0.275 % p.a.
BBB+/Baa1	0.350 % p.a.
BBB/Baa2	0.450 % p.a.
BBB-/Baa3 (or lower)	0.650 % p.a.
An increase or decrease of the Margin shall take effect on the date on which a new Rating is published.
If an Event of Default is outstanding or there is no Rating available at any time, the Margin will be the highest Margin specified in the above table.
In case of split Ratings, the Margin shall be the arithmetic mean of the percentages per annum (rounded upwards to four decimal places) set out next to the respective Ratings. If there is only one Rating, the Margin will be determined on the basis of that Rating. Based on the Rating of the Company on the date of this Agreement of A by Standard and Poor's and A3 by Moody's, the initial Margin will be 0.2625% p.a.
Material Adverse Effect means a material adverse effect on the business, assets or financial condition of the Company or the Group taken as a whole which in each case is reasonably likely to adversely affect the ability of the Company to perform its payment obligations under any Finance Document.
Material Subsidiary means from time to time any member of the Group other than (i) the Company and (ii) any Excluded Subsidiary, and:

(a)
which contributed at least five per cent. to the total net sales of the Group as shown in the consolidated financial statements of the Company last delivered pursuant to Clause 26.1(a)(ii) or Clause 26.1(b); or

(b)
which contributed at least five per cent. to the total assets of the Group as shown in the consolidated financial statements of the Company last delivered pursuant to Clause 26.1(a)(ii) or Clause 26.1(b);

provided that a certificate executed by one of the Company’s management board members (Vorstand) together with one other member of the Company's senior management that a Subsidiary is or is not or was or was not at a specified date a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.
Maximum Ancillary Commitments means EUR 500,000,000.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
Moody's means Moody’s Investor Service, Inc. or any successor to its rating agency business.
New York Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.
Non-Acceptable L/C Lender means a Lender which:

(a)	is not an Acceptable Bank (other than a Lender which the Issuing Banks have agreed is acceptable to them notwithstanding that fact); or

(b)	is a Non-funding Lender; or

(c)
has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 8.4 (Indemnities) or Clause 31.10 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment, provided that if a Lender is a Non-Acceptable L/C Lender any other Lender which is an Affiliate of such Lender (if any) shall be deemed to also be a Non-Acceptable L/C Lender for all purposes of this Agreement.
Non-funding Lender means any Lender which has failed to make or participate in any Utilisation when required to do so under this Agreement, has declared its general inability to make payments to its creditors, has given notice to the Company and the Agent that it does not intend to make or participate in any Utilisation when required to do so in accordance with the terms of this Agreement or has, upon request by either the Company (with a copy to the Agent) or the Agent, failed to confirm its willingness and ability to make or participate in any Utilisation when required to do so in accordance with the terms of this Agreement within a period of 10 (ten) Business Days from the date of the respective request provided that if a Lender is a Non-funding Lender any other Lender which is an Affiliate of such Lender (if any) shall be deemed to also be a Non-funding Lender for all purposes of this Agreement.
Obligor means a Borrower or the Company.
Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 5.3 (Conditions relating to Optional Currencies).
Original Financial Statements means:

(a)	in relation to the Company, its audited unconsolidated financial statements and the audited consolidated financial statements of the Group for the financial year ended 31 December 2012;

(b)	in relation to Linde Finance B.V., its audited unconsolidated financial statements for the financial year ended 31 December 2012; and

(c)
in relation to an Additional Borrower acceding to this Agreement after the date hereof its most recent annual unconsolidated (and, if available, consolidated) (audited, if available) financial statements available at the date of such accession or its opening balance sheet if at the date of accession no financial statement are available.

Original Obligor means an Original Borrower or the Company.
Participating Member State means any member state of the European Communities that has the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
Party means a party to this Agreement.
Project Company means, at any time, a limited purpose entity organised and operated solely for the purpose of the financing, construction and subsequent operation and exploitation of a building, factory or other project that is intended at such time to operate, with effect substantially from and after the build-out period for such project, without the benefit of any of the following from the Company or any of its Subsidiaries that are not Project Companies: any credit support for, guarantee of, or Security on any assets (other than the shares of the limited purpose entity and the claims under any shareholder loan granted to the limited purpose entity) of the Company or any of its Subsidiaries that are not Project Companies securing any Financial Indebtedness of such limited purpose entity (including any undertaking, agreement or instrument evidencing such Financial Indebtedness) (Projektgesellschaft).
Qualifying Lender has the meaning given to it in Clause 19 (Tax gross-up and indemnities).
Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period; or

(b)	(if the currency is Sterling) the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
Rating means the rating of the Company’s long term senior unsecured and unsubordinated debt obligations by a Rating Agency from time to time; provided that a reference to a Rating or Ratings in this Agreement shall always refer to the Rating by at least one of Moody's or Standard & Poor's.
Rating Agency means Moody’s, Standard and Poor’s or any other rating agency of international reputation agreed between the Company and the Majority Lenders.
Reference Banks means Deutsche Bank Luxembourg S.A., the principal office in London of Citibank, N.A., Commerzbank Aktiengesellschaft, HSBC Bank plc, UniCredit Luxembourg S.A. or such other banks as may be appointed by the Agent in consultation with the Company.
Relevant Interbank Market means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
Relevant Jurisdiction means in relation to any Obligor the jurisdiction in which it is incorporated.
Relevant Swingline Agent means the EUR Swingline Agent in relation to Swingline Loans denominated in euro and the USD Swingline Agent in relation to Swingline Loans denominated in US Dollars.
Repeated Representations means each of the representations set out in Clauses 25.1 (Status), 25.2 (Binding Obligations), 25.3 (Non-conflict with other obligations), 25.4 (Power and authority), 25.5 (Validity and admissibility in evidence), 25.6 (Governing law and enforcement), 25.8 (No Event of Default), 25.10 (Financial Statements), 25.12 (Pari passu ranking), 25.13 (No Insolvency) and 25.15 (Ownership).
Reservations has the meaning given to it in Schedule 8 (Reservations).
Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).
Revolving Facility means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facility).
Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.
Rollover Loan means one or more Revolving Facility Loans:

(a)
made or to be made on the same day that (i) a maturing Revolving Facility Loan is due to be repaid; or (ii) a Borrower is obliged to pay to the Agent for the account of an Issuing Bank the amount of any claim under a Letter of Credit;

(b)	the aggregate amount of which is equal to or less than (i) the maturing Revolving Facility Loan; or (ii) the amount of the relevant claim under that Letter of Credit;

(c)
in the same currency as (i) the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 11.2 (Unavailability of a currency)); or (ii) the relevant claim under that Letter of Credit; and

(d)
made or to be made to the same Borrower for the purpose of (i) refinancing a maturing Revolving Facility Loan or (ii) satisfying the obligation of the Borrower to pay to the Agent for the account of the relevant Issuing Bank the amount of the relevant claim under that Letter of Credit.

Screen Rate means:

(a)
in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or the replacement Reuters page which displays that rate); and

(b)
in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or the replacement Reuters page which displays that rate)

or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.
Second Extended Termination Date means the date which falls on the seventh anniversary of the date of this Agreement.
Security means a mortgage, land charge, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest (dingliche Sicherheit) securing any obligation of any person or any other agreement or arrangement having a similar effect.
Solicited Rating shall mean:

(a)	in the case of a merger where the Company is the surviving entity, the Rating; or

(b)	the rating from Standard & Poor’s or Moody’s of the long term senior unsecured and unsubordinated debt obligations of the entity into which the Company merges, which in each case has been assigned on the basis of a rating agreement concluded between the relevant party and such rating agency provided that such rating will cease to be a Solicited Rating at the time when the term of the respective rating agreement has come to an end.
Specified Time means a time determined in accordance with Schedule 10 (Timetables).
Standard & Poor's means Standard & Poor’s Corporation Rating Service, a division of McGraw & Hill, Inc, or any successor to its rating agency business.
Subsidiary means a subsidiary within the meaning of sections 15 - 17 Stock Corporation Act (Aktiengesetz).
Swingline Commitment means:

(a)
in relation to a Swingline Lender who is also an Original Lender, the amount in euro set opposite its name under the heading "Swingline Commitment" in Section 2 of Part B of Schedule 1 (The Original Parties) and the amount of any other Swingline Commitment transferred to it under this Agreement; and

(b)	in relation to any other Swingline Lender, the amount of any Swingline Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Swingline Facility means the dual-currency swingline loan facility made available under this Agreement as described in Clause 10 (Swingline Loans).
(c)    Swingline Lender means

(d)	any Original Lender listed in Section 2 of Part B of Schedule 1 (The Original Parties) with a Swingline Commitment; or

(e)	any other person that becomes a Swingline Lender after the date of this Agreement in accordance with Clause 29 (Changes to the Lenders) (except for Clause 29.6 (Additional Lender Affiliates));
which in each case has not ceased to be a Party in accordance with the terms of this Agreement, provided that subject to Clause 9.5 (Affiliate Facility Offices – Swingline Loans) a Lender Affiliate will be treated as a Lender for all purposes under this Agreement.
Swingline Loan means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.
TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which uses a single shared platform and which was launched on 19 November 2007.
TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.
Tax means any tax, levy, impost, duty or other related charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by any taxing authority in any jurisdiction.
Termination Date means, as applicable, the Initial Termination Date, the First Extended Termination Date or the Second Extended Termination Date.
Total Commitments means the aggregate of the Commitments, being EUR 2,500,000,000 at the date of this Agreement.
Total Swingline Commitments means the aggregate of the Swingline Commitments, being EUR 500,000,000 at the date of this Agreement.
Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.
Transfer Date means, in relation to an assignment and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 29.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)), the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent accepts the Transfer Certificate.
Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
US Dollar or $ or USD means the lawful currency from time to time of the United States of America.
US Tax Obligor means a Borrower which is resident for tax purposes in the United States of America.
Utilisation means a Loan or a Letter of Credit.
Utilisation Date means the date on which a Utilisation is made.
Utilisation Request means

(a)	in the case of a Utilisation of the Revolving Facility by way of a Revolving Facility Loan a notice substantially in the form set out in Part A of Schedule 3 (Requests);

(b)	in the case of a Utilisation of the Swingline Facility a notice substantially in the form set out in Part B of Schedule 3 (Requests); and

(c)	in the case of a Utilisation of the Revolving Facility by way of a Letter of Credit a notice substantially in the form set out in Part C of Schedule 3 (Requests).
VAT means value added tax as provided for in the Value Added Tax Act (Umsatzsteuergesetz) and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the Agent, any Arranger, any Finance Party, any Lender, any Obligor, any Swingline Agent or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)
director shall be construed as any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);

(iv)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	gross negligence means grobe Fahrlässigkeit and wilful misconduct means Vorsatz;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	majority-owned Subsidiary of a person means a Subsidiary of such person whose voting equity shares are (directly or indirectly) more than 50% owned by such person;

(viii)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)	promptly is to be construed as unverzüglich (without undue delay) as contemplated in the first paragraph of section 121 of the German Civil Code (Bürgerliches Gesetzbuch);

(x)
a regulation means any regulation, rule, official directive, obligation imposed by an order, permit or public law agreement, request or guideline of or made with any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation, whether or not having the force of law but, if not, where compliance is customary;

(xi)
wholly-owned Subsidiary of a person means a Subsidiary of such person whose voting and non-voting equity shares are (directly or indirectly) 100% owned by such person provided that in making this determination any shares of such a Subsidiary (or any other intermediate Subsidiary that directly or indirectly owns shares in such Subsidiary) that are held by:

(A)
a director of such Subsidiary for the sole purpose of satisfying a legal requirement that such director be a shareholder of such Subsidiary, provided such director is required by law or pursuant to contract (to the extent permitted by applicable law) to transfer such shares to or at the direction of the person who transferred the relevant share or shares to such director forthwith (or if not forthwith, then on demand) upon such director's ceasing to be a director of such company; or

(B)	any other person for the sole purpose of satisfying a legal requirement that such Subsidiary have a minimum number of shareholders, shall be disregarded;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to Central European Time (CET) unless otherwise specified; and

(xiv)
know your customer requirements are identification checks that a Finance Party (acting for itself or on behalf of a prospective new Lender) requests in order to meet its obligations under any anti-money laundering laws and regulations to identify a person who is (or is to become) its customer.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (or an Event of Default) is continuing if it has not been remedied or waived.

1.3
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.    THE FACILITY

2.1	The Revolving Facility

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Total Commitments.

(b)
Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Available Commitment under the Facility.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several and do not constitute a joint obligation (Ausschluß der gesamtschuldnerischen Haftung). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and do not constitute a joint creditorship (Ausschluß der Gesamtgläubigerschaft) and any debt arising under the Finance Documents to a Finance Party from an Obligor shall, except as otherwise set out in this Agreement or any other Finance Document, be a separate and independent debt (Ausschluß der gesamtschuldnerischen Haftung).

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Borrowers' obligations
The obligations of each Borrower (in its capacity as borrower) under the Finance Documents are several and do not constitute a joint obligation (Gesamtschuld). Failure by a Borrower to perform in its capacity as borrower obligations under the Finance Documents does not affect the obligations of any other Borrower in such Borrower's capacity as borrower under the Finance Documents.

2.4	Company as Obligors' Agent

(a)
Each Obligor (other than the Company and any Borrower incorporated in The Netherlands) irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement, to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents (notwithstanding that the same may affect such Obligor), without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on that Obligor pursuant to the Finance Documents to the Company on its behalf, and in each case the Obligor shall be bound thereby as though such Obligor itself had supplied such information, given such notices and instructions, executed such Finance Document or agreement or received any such notice, demand or other communication. The Company shall be released from the restrictions set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or restrictions having a similar effect under any other applicable law.

(b)	In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.
3.    EXTENSION OPTION

(a)
By giving the Agent notice not more than sixty days and not less than thirty days prior to the first anniversary of the date of this Agreement, the Company may request that the Initial Termination Date be extended for one year until the First Extended Termination Date.

(b)
Without prejudice to paragraph (a) above, by giving the Agent notice not more than sixty days and not less than thirty days prior to the second anniversary of the date of this Agreement, the Company may request that

(i)
the Initial Termination Date be extended for one year until the First Extended Termination Date or for two years until the Second Extended Termination Date if the Company has not served a request pursuant to paragraph (a) above;

(ii)
Lenders, that have not agreed to a request pursuant to paragraph (a) above, agree that the Initial Termination Date be extended for one year until the First Extended Termination Date or for two years until the Second Extended Termination Date; and/or

(iii)
Lenders, that have already agreed that the Initial Termination Date be extended until the First Extended Termination Date, agree that the Initial Termination Date is further extended until the Second Extended Termination Date.

(c)
The Agent shall promptly notify each Lender of any such extension request pursuant to paragraph (a) and (b) above. Each Lender, in its sole discretion, has the option to extend its Commitment for the respective requested period and shall notify the Agent of its decision within twenty (20) days after the submission of the relevant request. If no notice is received by the Agent from a Lender within twenty (20) days after the submission of the relevant request, the Termination Date in respect of that Lender will not be extended. If a Lender agrees to extend its Commitment, the Initial Termination Date or the First Extended Termination Date (as the case may be) shall be postponed and the Facility shall continue to be available in an amount equal to the aggregate Commitments of such Lenders beyond the Initial Termination Date or the First Extended Termination Date (as the case may be), in each case with effect as of the first and/or second anniversary of the date of this Agreement, as applicable. The participations and Available Commitments of those Lenders which have not agreed to the extension request pursuant to paragraph (a) and/or paragraph (b) above shall be repaid and cancelled in full (in relation to Lenders that have not agreed to any postponement of the Initial Termination Date) on the Initial Termination Date or (in relation to Lenders that have agreed to a postponement until the First Extended Termination Date) on the First Extended Termination Date.

(d)
If a Lender has not agreed to the extension request pursuant to paragraph (a) and/or paragraph (b) above (as the case may be), the Company has the right to, prior to the first or second anniversary of the date of this Agreement (as the case may be) require each Lender which is not willing to extend its Commitment to transfer its Commitment (at par) to a Lender or Lenders and/or other bank(s), credit institution(s) or financial institution(s), which is/are willing to extend or increase its/their respective Commitment or to acquire a commitment under the Facility as "Lenders" (subject to compliance with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such other bank, credit institution or financial institution).

(e)
As soon as reasonably practicable, the Agent shall confirm to the Company and the Lenders the aggregate amount of the Commitments extended until the First Extended Termination Date and the Second Extended Termination Date, as applicable.

(f)
In relation to any Utilisation requested prior to the Initial Termination Date with an Interest Period extending beyond the Initial Termination Date the Available Commitment or Available Swingline Commitment (as the case may be) of any Lender or, as the case may be, Swingline Lender (or in the case of a Lender Affiliate, the Lender, or, as the case may be, Swingline Lender of which it is an Affiliate) in relation to which the Termination Date is not extended in accordance with the above shall not be taken into account when calculating the Lenders' or Swingline Lenders' participations for that Utilisation and the relevant Lender or Swingline Lender shall not participate in such Utilisation.

(g)
In relation to any Utilisation requested prior to the First Extended Termination Date with an Interest Period extending beyond the First Extended Termination Date the Available Commitment or Available Swingline Commitment (as the case may be) of any Lender or, as the case may be, Swingline Lender (or in the case of a Lender Affiliate, the Lender, or, as the case may be, Swingline Lender of which it is an Affiliate) in relation to which the Termination Date is not extended in accordance with the above shall not be taken into account when calculating the Lenders' or Swingline Lenders' participations for that Utilisation and the relevant Lender or Swingline Lender shall not participate in such Utilisation.

4.    PURPOSE

4.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards general corporate purposes.

4.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
5.    CONDITIONS OF UTILISATION

5.1	Initial conditions precedent
No Borrower (or the Company on its behalf) may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company, the Swingline Agents, the Issuing Bank and the Lenders promptly upon being so satisfied.

5.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeated Representations made by each Obligor are true in all material respects.

5.3	Conditions relating to Optional Currencies

(a)	A currency (other than GBP or USD, which are committed Optional Currencies) will constitute an Optional Currency in relation to a Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)	it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)
If the Agent has received a written request from the Company by the Specified Time for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any Utilisation in that currency.

5.4	Maximum number of Utilisations

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than twenty-five (25) Loans or more than twenty-five (25) Letters of Credit would be outstanding.

(b)	Any Loan made by a single Lender under Clause 11.2 (Unavailability of a currency) shall not be taken into account in this Clause 5.4.
6.    UTILISATION – REVOLVING FACILITY LOANS

6.1	Delivery of a Utilisation Request
A Borrower (or the Company on its behalf) may utilise the Revolving Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount);

(iv)	the proposed Interest Period complies with Clause 16 (Interest Periods);

(v)	it specifies the account bank details to which the proceeds of the Loan are to be credited; and

(vi)	it is duly signed by authorised signatories of the relevant Borrower.

(b)	Only one Revolving Facility Loan may be requested in each subsequent Utilisation Request.

6.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Revolving Facility Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of EUR 20,000,000 or greater multiples of EUR 5,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is GBP, a minimum of GBP 10,000,000 or greater multiples of GBP 1,000,000 or , if less, the Available Facility;

(iii)	if the currency selected is USD, a minimum of USD 20,000,000 or greater multiples of USD 5,000,000 or, if less, the Available Facility;

(iv)
if the currency selected is an Optional Currency other than GBP or USD, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 5.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(v)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

6.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Revolving Facility Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender’s participation in each Revolving Facility Loan will be equal to the proportion borne by the Available Commitment of such Lender (or, in the case of a Lender Affiliate, the Lender of which it is a Lender Affiliate) to the Available Facility immediately prior to making the Revolving Facility Loan.

(c)
The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Facility Loan and the amount of its participation in that Revolving Facility Loan, in each case by the Specified Time.

6.5	Limitation of Ancillary Facility
The maximum aggregate amount of the Ancillary Commitments of all Ancillary Lenders shall not at any time exceed the Maximum Ancillary Commitments.

6.6	Cancellation of Commitment
The Total Commitments shall be immediately cancelled at the end of the Availability Period.

6.7	Affiliate Facility Offices – Revolving Facility Loans

(a)
A Lender may fulfil its obligations to participate in or make any Revolving Facility Loan to a certain Borrower, certain Borrowers or, as the case may be, all Borrowers in a particular jurisdiction or particular jurisdictions through a Lender Affiliate.

(b)
A Lender Affiliate shall not have any Commitment, but the Available Commitment of the relevant Lender shall be reduced by the amount of the Base Currency Amount of the Revolving Facility Loans made available by its Lender Affiliate. The Lender and the relevant Lender Affiliate shall be treated as having a single vote which is exercised by the Lender (and not the Lender Affiliate).

(c)	A Lender which has a Lender Affiliate will remain liable for the relevant obligations under the Finance Documents in the event that the Lender Affiliate fails to perform them.
7.    UTILISATION – LETTERS OF CREDIT

7.1	General

(a)	In this Clause 7 and Clause 8 (Letters of Credit):

(i)	Expiry Date means, for a Letter of Credit, the last day of its Term;

(ii)
L/C Proportion means, in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender;

(iii)	Renewal Request means a written notice delivered to the Agent in accordance with Clause 7.7 (Renewal of a Letter of Credit); and

(iv)	Term means each period determined under this Agreement for which the relevant Issuing Bank is under a liability under a Letter of Credit.

(b)	Any reference in this Agreement to:

(i)	a Finance Party includes any Issuing Bank;

(ii)	the Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit;

(iii)	an amount borrowed includes any amount utilised by way of Letter of Credit;

(iv)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(v)	a Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit;

(vi)	amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit;

(vii)	an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of that Letter of Credit at that time;

(viii)	a Borrower repaying or prepaying a Letter of Credit means:

(A)	that Borrower providing cash cover for that Letter of Credit;

(B)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms;

(C)	the relevant Issuing Bank being satisfied that it has no further liability under that Letter of Credit; or

(D)
the relevant Issuing Bank and the Borrower agreeing for the benefit of the Finance Parties in form and substance acceptable to the Agent, that such Letter of Credit continues on a bilateral basis outside the scope of the Facility and no longer constitutes a Utilisation hereunder, and the amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (viii)(A) and (viii)(B) above is the amount of the relevant cash cover or reduction; and

(ix)
a Borrower providing cash cover for a Letter of Credit means a Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of the Borrower and the following conditions are met:

(A)	the account is with the Agent or the relevant Issuing Bank or with the Lender for which that cash cover is to be provided;

(B)
subject to paragraph (b) of Clause 8.6 (Cash Cover by Borrower), withdrawals from the account may only be made to pay a Finance Party amounts due and payable under this Agreement in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit; and

(C)
the Borrower has executed a security document, in form and substance satisfactory to the Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account.

(c)	Clause 6 (Utilisation - Revolving Facility Loans) does not apply to a Utilisation by way of Letter of Credit.

(d)
In determining the amount of the Available Facility and a Lender's L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit unless the relevant Issuing Bank and the Borrower have agreed for the benefit of the Finance Parties in form and substance acceptable to the Agent, that such Letter of Credit continues on a bilateral basis outside the scope of the Facility and no longer constitutes a Utilisation hereunder.

7.2	Facility
The Revolving Facility may be utilised by way of Letters of Credit.

7.3	Delivery of a Utilisation Request for Letters of Credit
A Borrower may request a Letter of Credit to be issued by delivery to the Agent and the relevant Issuing Bank of a duly completed Utilisation Request substantially in the form of Part C of Schedule 3 (Utilisation Request – Letters of Credit) not later than the Specified Time.

7.4	Completion of a Utilisation Request for Letters of Credit
Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)	it identifies the Borrower and the Issuing Bank;

(c)	the proposed Utilisation Date is a Business Day within the Availability Period;

(d)	the currency and amount of the Letter of Credit comply with Clause 7.5 (Currency and amount);

(e)	the form of Letter of Credit is attached;

(f)	the Expiry Date of the Letter of Credit falls on or before the applicable Termination Date;

(g)	the delivery instructions for the Letter of Credit are specified; and

(h)	it identifies the beneficiary.

7.5	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)
The aggregate Base Currency Amount of all outstanding Letters of Credit shall at no time exceed EUR 250,000,000 per Issuing Bank and EUR 500,000,000 in aggregate (in each case calculated ignoring any cash cover provided for outstanding Letters of Credit).

(c)	The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of EUR 5,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is GBP, a minimum of GBP 3,000,000 or, if less, the Available Facility; or

(iii)	if the currency selected is USD, a minimum of USD 5,000,000 or, if less, the Available Facility; or

(iv)
if the currency selected is an Optional Currency other than GBP or USD, the minimum amount (and if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 5.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

7.6	Issue of Letters of Credit

(a)
If the conditions set out in this Agreement have been met, the relevant Issuing Bank shall issue the Letter of Credit on the Utilisation Date, provided that an Issuing Bank may refuse to issue the requested Letter of Credit because of the identity of the beneficiary or due to legal or regulatory restrictions or its acceptability under legal, commercial (other than in relation to the agreed pricing pursuant to the terms of this Agreement) and internal policy implications. The relevant Issuing Bank will inform the Agent and the relevant Borrower at the Specified Time whether it intends to issue the requested Letter of Credit on the Utilisation Date or whether it intends to refuse to issue the requested Letter of Credit.

(b)	The relevant Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)
in the case of a Letter of Credit renewed in accordance with Clause 7.7 (Renewal of Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)
The amount of each Lender's participation in each Letter of Credit will be equal to the proportion borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit.

(d)
The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the relevant Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

7.7	Renewal of a Letter of Credit

(a)	A Borrower may request any Letter of Credit issued on its behalf be renewed by delivery to the Agent of a Renewal Request by the Specified Time.

(b)
The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraphs (e) and (g) of Clause 7.4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the relevant Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

7.8	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any of the Lenders is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 8.5 (Cash collateral by Non-Acceptable L/C Lender); and

(ii)	either:

(A)	the Issuing Bank has not required the relevant Borrower to provide cash cover pursuant to Clause 8.6 (Cash cover by Borrower); or

(B)	the relevant Borrower has failed to provide cash cover to the Issuing Bank in accordance with Clause 8.6 (Cash cover by Borrower), the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount that is or may be payable by that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent of each reduction made pursuant to this Clause 7.8.

(c)	This Clause 7.8 shall not affect the participation of each other Lender in that Letter of Credit.

7.9	Revaluation of Letters of Credit

(a)
If any Letter of Credit is denominated in an Optional Currency, the Agent shall on the last Business Day of each calendar quarter falling after the date of the Letter of Credit recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

(b)
A Borrower shall, if requested by the Agent within three Business Days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount

(i)	of all Utilisations exceeding the Total Commitments (after deducting the total Ancillary Commitments); and

(ii)	of all outstanding Letters of Credit exceeding EUR 250,000,000 per Issuing Bank or EUR 500,000,000 in aggregate following any adjustment to a Base Currency Amount under paragraph (a) above.
8.    LETTERS OF CREDIT

8.1	Immediately payable
If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

8.2	Fee payable in respect of Letters of Credit

(a)
Each Borrower shall pay to the relevant Issuing Bank a fronting fee in respect of each Letter of Credit requested by it in the amount and at the time agreed in a letter between the relevant Issuing Bank and the Company and calculated on the outstanding amount which is counter-indemnified by the other Lenders (excluding, for the avoidance of doubt any Affiliate of the relevant Issuing Bank) for the period from the issue of that Letter of Credit until its Expiry Date. A reference in this Agreement to a Fee Letter shall include the letter referred to in this paragraph.

(b)
Each Borrower shall pay to the Agent (for the account of each Lender) a letter of credit fee in the Base Currency computed at a rate equal to 80 % of the applicable Margin on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender's L/C Proportion of that Letter of Credit.

(c)
The accrued fronting fee and letter of credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.

(d)	If and for as long as a Borrower cash covers any part of a Letter of Credit then

(i)
the fronting fee payable to the relevant Issuing Bank (subject to paragraph (e) below) and (other than in relation to a Letter of Credit in respect of which paragraph (c) of Clause 8.6 (Cash cover by Borrower) applies) the letter of credit fee payable for the account of each Lender shall continue to be payable until the expiry of the Letter of Credit;

(ii)	the Borrower will be entitled to withdraw the interest accrued on the cash cover to pay those fees.

(e)
If and for as long as a Borrower or a Lender cash covers any part of a Letter of Credit then the fronting fee payable to the relevant Issuing Bank in respect of the cash covered part of that Letter of Credit shall be reduced to 50 per cent of the fronting fee otherwise payable to the relevant Issuing Bank.

8.3	Claims under a Letter of Credit

(a)
Each Borrower irrevocably and unconditionally authorises the relevant Issuing Bank (acting in good faith) to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a claim).

(b)
Each Borrower which requested a Letter of Credit shall immediately on demand pay to the Agent for the relevant Issuing Bank an amount equal to the amount of any claim under that Letter of Credit or direct the Agent to apply any cash cover therefor in payment of such claim.

(c)	Each Borrower acknowledges that an Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person;
provided that the relevant claim is not obviously abusive or conclusive evidence thereof is presented to the relevant Issuing Bank.

(d)	The obligations of a Borrower under this Clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

8.4	Indemnities

(a)
Each Borrower shall immediately on demand indemnify an Issuing Bank against any cost, loss or liability (other than Tax or amounts in respect of Tax) incurred by that Issuing Bank (otherwise than by reason of that Issuing Bank's gross negligence or wilful misconduct) in acting as an Issuing Bank under any Letter of Credit requested by that Borrower.

(b)
Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the relevant Issuing Bank against any cost, loss or liability incurred by such Issuing Bank (otherwise than by reason of such Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the relevant Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)
If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender's participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the relevant Issuing Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

(d)
The Borrower which requested a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to an Issuing Bank under this Clause 8.4 (Indemnities) in respect of that Letter of Credit.

(e)
The obligations of each Lender or Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)
The obligations of any Lender under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

(g)
Neither the Company nor any Borrower nor any Lender shall be entitled to reject payment otherwise due by it pursuant to this Agreement on the basis of the argument that a Letter of Credit with respect to which an Issuing Bank claims payment should not have been issued or should not have been issued under its terms by that Issuing Bank pursuant to the terms of this Agreement or applicable law or regulations.

(h)	Each relevant Borrower who requested a Letter of Credit and the Company undertakes with regard to Clause 27.10 (Letter of Credit upon first demand) that if

(i)
a Borrower has requested the issuance of a surety or guarantee payable upon first demand (auf erstes Anfordern) with respect to an obligation in the underlying contract (governed by German law) which provides for warranty and/or performance obligations to be secured by means of a Letter of Credit; and

(ii)	the classification of such obligation to provide for such a surety or guarantee payable upon first demand as an individual agreement (Individualabrede) between the relevant counterparties is disputed
((i) and (ii) together, the Invalid First Demand Feature),
any invalidity of the underlying contract, the instruction to issue such Letter of Credit or of the Letter of Credit itself resulting from the Invalid First Demand Feature shall be disregarded for all purposes under and in connection with this Agreement, in particular in connection with the indemnity provided for in this Clause 8.4; and that it will refrain from:

(A)
taking any steps of whatever kind which are based on the Invalid First Demand Feature and which may hinder the relevant Issuing Bank in fulfilling its obligations under and in connection with such a Letter of Credit in compliance with its terms; and

(B)	disputing any reimbursement claims based on the Invalid First Demand Feature.

(i)
If and to the extent a Lender does not reimburse and indemnify an Issuing Bank with respect to any claims notified to it in accordance with paragraph (b) above (such Lender a Defaulting Lender and each such amount a Final Loss Amount), the relevant Issuing Bank shall inform the Agent of the Final Loss Amount and each other Issuing Bank (each an Indemnifying Issuing Bank) shall equally (ohne Rangverhältnis) indemnify like a guarantor (garantiegleiche Freistellungsverpflichtung) that Issuing Bank on demand in an amount equal to the percentage of each Final Loss Amount which is equal to the ratio of the aggregate Base Currency Amount of all outstanding Letters of Credit issued by the relevant Indemnifying Issuing Bank to the aggregate Base Currency Amount of all outstanding Letters of Credit issued under this Agreement on the date it is notified by the Agent of the Base Currency Amount of the Final Loss Amount.

(j)
The Agent shall inform the Indemnifying Issuing Banks as soon as practically possible of the Base Currency Amount of any Final Loss Amount and each Indemnifying Issuing Bank shall within three Business Days following such notice make payment to the relevant Issuing Bank as instructed by the Agent of an amount equal to its proportion of the Base Currency Amount of the Final Loss Amount calculated as set out in paragraph (i) above.

(k)
The Borrower which requested a Letter of Credit and the Defaulting Lender shall jointly and severally (gesamtschuldnerisch) immediately on demand reimburse any Indemnifying Issuing Bank for any payment it makes to an Issuing Bank under paragraphs (i) and (j) above in respect of a Letter of Credit.

8.5	Cash collateral by Non-Acceptable L/C Lender

(a)
If, at any time, a Lender is a Non-Acceptable L/C Lender, the relevant Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)
The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)
Until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Letter of Credit.

(d)	Each Lender shall notify the Agent and the Company:

(i)	on the date of this Agreement or on any later date on which it becomes a Lender in accordance with Clause 29 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender, and an indication in Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement to that effect will constitute a notice under paragraph (d)(i) to the Agent and, upon delivery in accordance with Clause 29.7 (Copy of Transfer Certificate or Assignment Certificate to Company), to the Company.

(e)
Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)	If a Lender who has provided cash collateral in accordance with this Clause 8.5:

(i)	ceases to be a Non-Acceptable L/C Lender; and

(ii)	no amount is due and payable by that Lender in respect of a Letter of Credit, that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that amount to the Lender within three Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

8.6	Cash cover by Borrower

(a)
If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 8.5 (Cash collateral by Non-Acceptable L/C Lender) and the Issuing Bank notifies the Company (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit or proposed Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit then that Borrower shall do so within three Business Days after the notice is given.

(b)	Notwithstanding paragraph (b)(ix) of Clause 7.1 (General), the Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender; or

(ii)
the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender (as defined in Clause 29 (Changes to the Lenders) in accordance with the terms of this Agreement.

(c)
To the extent that a Borrower has complied with its obligations to provide cash cover in accordance with this Clause 8.6, the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (b)(ix)(B) of Clause 7.1 (General)). However, the relevant Borrower’s obligation to pay any letter of credit fee in relation to the relevant letter of credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 8.2 (Fee payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 8.6 and of any change in the amount of cash cover so provided.

8.7	Rights of contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 8.

8.8	Role of the Issuing Banks

(a)
Nothing in this Agreement constitutes any Issuing Bank as a trustee (Treuhänder) of any other person. No Issuing Bank has any financial or commercial duty of care (Vermögensfürsorgepflicht) for any person.

(b)	No Issuing Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c)	An Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(d)	An Issuing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(e)	An Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(f)	An Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(g)	An Issuing Bank is not responsible for:

(i)
the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, any Party (including itself), or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(ii)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, an Issuing Bank is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

8.9	Exclusion of liability

(a)
Without limiting paragraph (b) below, an Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than an Issuing Bank) may take any proceedings against any officer, employee or agent of an Issuing Bank in respect of any claim it might have against an Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document (and any officer, employee or agent of an Issuing Bank may rely on this Clause pursuant to Section 328 para 1 Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter).

8.10	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including, but not limited to, those listed in paragraphs (a) to (d) of Clause 31.14 (Credit appraisal by the Lenders).

8.11	Affiliates of Lenders as Issuing Banks

(a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Issuing Bank. In such case, the Lender and its Affiliate shall be treated as a single Issuing Bank for all purposes of this Agreement except this Clause 8.11 (Affiliates of Lenders as Issuing Banks).

(b)	Prior to such an Affiliate becoming an Issuing Bank, the Lender shall specify such Affiliate for this purpose in a notice delivered by that Lender to the Agent.

(c)	An Affiliate of a Lender which becomes an Issuing Bank shall accede to this Agreement by delivery to the Agent of a duly completed Lender Accession Letter.

(d)
Where this Agreement or any other Finance Document imposes an obligation on an Issuing Bank and the relevant Issuing Bank is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.    UTILISATION - SWINGLINE LOANS

9.1	General

(a)	In this Clause and Clause 10 (Swingline Loans):

(i)	Available Swingline Commitment means (but without limiting Clause 9.6 (Relationship with the Revolving Facility) a Swingline Lender's Swingline Commitment minus:

(A)	the Base Currency Amount of its (and its Lender Affiliates') participation in any outstanding Swingline Loans; and

(B)
in relation to any proposed Utilisation, the Base Currency Amount of its (and its Lender Affiliates') participation in any Swingline Loans that are due to be made on or before the proposed Utilisation Date, other than the Base Currency Amount of that Swingline Lender's (and its Lender Affiliates') participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

(ii)
Available Swingline Facility means EUR 500,000,000 less the Base Currency Amount of any Swingline Loans outstanding at such time and adjusted so as to take account of any Swingline Loans due to be made and/or repaid on the proposed Utilisation Date.

(iii)	Relevant Swingline Lenders means:

(A)
in the case of any Swingline Loan denominated in euro, the Swingline Lenders listed in Section 2 of Part B of Schedule 1 (The Original Parties) or any other person that becomes a Swingline Lender after the date of this Agreement in accordance with Clause 29 (Changes to the Lenders) and to whom a Swingline Commitment is transferred; and

(B)
in the case of any Swingline Loan denominated in US Dollars, the Swingline Lenders listed in Section 2 of Part B of Schedule 1 (The Original Parties) or any other person that becomes a Swingline Lender after the date of this Agreement in accordance with Clause 29 (Changes to the Lenders) and to whom or to whom's Affiliate a Swingline Commitment is transferred and that has notified the Relevant Swingline Agent as being the Swingline Lender through whom the obligation to participate in Swingline Loans denominated in US Dollars may be fulfilled.

(iv)	Relevant Swingline Rate means, in relation to

(A)	a Swingline Loan denominated in US Dollars, the percentage rate per annum which is the aggregate of:

(I)
the rate per annum determined by the USD Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day and if any such rate is below zero the relevant rate will be deemed to be zero; and

(II)	the Margin; and

(B)	a Swingline Loan denominated in euro, the percentage rate per annum which is the aggregate of:

(I)
the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market as of 11.00 a.m. on the Utilisation Date for that Swingline Loan for the offering of deposits in euro for a period comparable to the Interest Period for the relevant Swingline Loan and for settlement on that day and if any such rate is below zero the relevant rate will be deemed to be zero; and

(II)	the Margin.

(v)	Overall Commitment of a Lender means:

(A)	its Commitment minus the Base Currency Amount of the aggregate of its Ancillary Commitments; or

(B)
in the case of a Swingline Lender which does not have a Commitment, the Commitment of a Lender which is its Affiliate minus the Base Currency Amount of the aggregate of such Lender's (or its Affiliate's) Ancillary Commitments.

(b)	Any reference in this Agreement to:

(i)	an Interest Period includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated; and

(ii)	a Lender includes a Swingline Lender unless the context otherwise requires.

(c)	(i) Clause 5.2 (Further conditions precedent) and 5.3 (Conditions relating to optional currencies);
(ii)    Clause 6 (Utilisation - Revolving Facility Loans);
(iii)    Clause 11 (Optional currencies);

(iv)	Clause 15 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount; and
(v)    Clause 16 (Interest Periods),
do not apply to Swingline Loans.

9.2	Delivery of a Utilisation Request for Swingline Loans

(a)	A Borrower may utilise the Swingline Facility by delivery to the Relevant Swingline Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)
Each Utilisation Request for a Swingline Loan must be sent to the Relevant Swingline Agent to the address notified by the Relevant Swingline Agent for this purpose with a copy to its address referred to in Clause 36 (Notices). A copy of each Utilisation Request for Swingline Loans must also be sent to the Agent at the same time as such Utilisation Request is sent to the Relevant Swingline Agent.

9.3	Completion of a Utilisation Request for Swingline Loans

(a)	Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)
the proposed Utilisation Date is a TARGET Day and a Business Day in Luxembourg with respect to Swingline Loans denominated in euro or with respect to Swingline Loans denominated in US Dollars, a New York Business Day, in each case within the Availability Period;

(iii)	it specifies the currency for the Swingline Loan as being either euro or US Dollar;

(iv)	the Base Currency Amounts of the Swingline Loans outstanding following the requested Utilisation will not exceed the amount of the Total Swingline Commitments;

(v)
the amount of the proposed Swingline Loan is not more than the Available Swingline Facility and the Available Facility and is a minimum of EUR 10,000,000 if denominated in euro, or, USD 10,000,000 if denominated in US Dollars or, if less, the Available Swingline Facility;

(vi)	the aggregate amount of outstanding Swingline Loans denominated in US Dollars does not and, following the requested Utilisation, will not exceed the Base Currency Amount of EUR 250,000,000;

(vii)	the proposed Interest Period:

(A)	does not overrun the Termination Date;

(B)	is a period of not more than seven Business Days; and

(C)	ends on a Business Day (in case of a Swingline Loan denominated in euro) or a New York Business Day (in case of a Swingline Loan denominated in USD);

(viii)	it specifies the account bank details to which the proceeds of the Swingline Loan are to be credited; and

(ix)	it is duly signed by authorised signatories of the relevant Borrower.

(b)	Only one Swingline Loan may be requested in each Utilisation Request.

9.4	Swingline Lenders' participation

(a)
Subject to Clause 9.5 (Affiliate Facility Offices – Swingline Loans), if the conditions set out in this Agreement have been met, each Relevant Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office in New York or such other Facility Office nominated by a Swingline Lender and notified to the USD Swingline Agent (for Swingline Loans denominated in US Dollar) or its Facility Office in any Participating Member State or London (for Swingline Loans denominated in euro).

(b)	The Relevant Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Swingline Loan; and

(ii)	the Repeating Representations made by each Obligor are true in all material respects.

(c)
The amount of each Relevant Swingline Lender's participation in each Swingline Loan in which it is obliged to participate will be equal to the proportion borne by its Available Swingline Commitment (or, in the case of a Lender Affiliate, that of the Swingline Lender of which it is a Lender Affiliate) to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 9.6 (Relationship with the Facility).

(d)
The Relevant Swingline Agent shall notify each Relevant Swingline Lender of the amount of each Swingline Loan in which it is obliged to participate, the Base Currency Amount of each Swingline Loan and its participation in that Swingline Loan by the Specified Time.

(e)
Notwithstanding any other term of this Agreement a Swingline Lender is only obliged to participate in a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation in such Swingline Loan exceeding the Available Swingline Commitment of such Swingline Lender (or in the case of a Lender Affiliate, that of the Swingline Lender of which it is a Lender Affiliate).

9.5	Affiliate Facility Offices – Swingline Loans

(a)
A Swingline Lender may fulfil its obligations to participate in or make any Swingline Loan to a certain Borrower, certain Borrowers or, as the case may be, all Borrowers in a particular jurisdiction or particular jurisdictions through a Lender Affiliate.

(b)
A Lender Affiliate shall not have any Swingline Commitment, but the Available Swingline Commitment of the relevant Swingline Lender shall be reduced by the amount of the Base Currency Amount of Swingline Loans made available by its Lender Affiliate. The Swingline Lender and the relevant Lender Affiliate shall be treated as having a single vote which is exercised by the Swingline Lender.

(c)	A Swingline Lender which has a Lender Affiliate will remain liable for the relevant obligations under the Finance Documents in the event that the Lender Affiliate fails to perform them.

9.6	Relationship with the Revolving Facility

(a)	This Subclause applies when a Swingline Loan is outstanding or is to be borrowed.

(b)	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.

(c)
Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Utilisation to the extent that it would not result in the aggregate Base Currency Amounts of all its participation and that of a Lender which is its Affiliate in Utilisations exceeding its Overall Commitment.

(d)
Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender's participation and that of a Lender which is its Affiliate in Utilisations would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders participating in the relevant Utilisation pro rata according to their relevant Commitments (or in the case of a Lender Affiliate, that of the Lender of which it is a Lender Affiliate). This calculation will be applied as often as necessary until the Utilisation is apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

10.    SWINGLINE LOANS

10.1	Swingline

(a)	Subject to the terms of this Agreement the Swingline Lenders make available to the Borrowers a dual-currency swingline loan facility in an aggregate amount equal to the Total Swingline Commitments.

(b)	A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

10.2	Repayment

(a)	Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

(b)
If a Swingline Loan is not repaid in full on its due date, the Relevant Swingline Agent shall (if requested to do so in writing by any affected Swingline Lender) set a date (the Loss Sharing Date) on which payments shall be made between the Lenders to re-distribute the unpaid amount between them. The Relevant Swingline Agent shall give at least three Business Days notice to each affected Lender of the Loss Sharing Date and notify it of the amounts to be paid or received by it.

(c)
On the Loss Sharing Date each Lender must pay to the Relevant Swingline Agent its Proportion of the Unpaid Amount minus its (or its Affiliate's) Unpaid Swingline Participation (if any). If this produces a negative figure for a Lender no amount need be paid by that Lender.

The Proportion of a Lender means the proportion borne by:

(i)
its Commitment (or in the case of a Lender Affiliate, that of the Lender of which it is a Lender Affiliate) (or, if the Total Commitments are then zero, its Commitment (or in the case of a Lender Affiliate, that of the Lender of which it is a Lender Affiliate) immediately prior to their reduction to zero) minus (A) the Base Currency Amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Utilisations (but ignoring its (or its Affiliate's) participation in the unpaid Swingline Loan) and (B) its (and/or its Affiliate's) Ancillary Commitment: to

(ii)
the Total Commitments (or, if the Total Commitments are then zero, the Total Commitments immediately prior to their reduction to zero) minus (A) any outstanding Utilisations (but ignoring the unpaid Swingline Loan) and (B) the aggregate of all Ancillary Commitments.

The Unpaid Amount means, in relation to a Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Swingline Loan calculated from the Utilisation Date to the Loss Sharing Date.
The Unpaid Swingline Participation of a Lender means that part of the Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any re-distribution under this Clause 10.2 (Repayment)).

(d)
Out of the funds received by the Relevant Swingline Agent pursuant to sub-clause (c) the Agent shall pay to each Swingline Lender an amount equal to the Shortfall (if any) of that Swingline Lender where:

The Shortfall of a Swingline Lender is an amount equal to its Unpaid Swingline Participation minus its (or its Affiliate's) Proportion of the Unpaid Amount.

(e)
If the amount actually received by the Relevant Swingline Agent from the Lenders is insufficient to pay the full amount of the Shortfall of all Swingline Lenders then the amount actually received will be distributed amongst the Swingline Lenders pro rata to the Shortfall of each Swingline Lender.

(f)

(i)	Upon a payment under this paragraph, the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

(ii)
If and to the extent the paying Lender is not able to rely on its rights under sub-paragraph (i) above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this paragraph.

(iii)	Any payment under this paragraph does not reduce the obligations in aggregate of any Obligor.

10.3	Voluntary Prepayment of Swingline Loans

(a)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

(b)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

10.4	Interest

(a)	The rate of interest on each Swingline Loan for its Interest Period is the Relevant Swingline Rate.

(b)	The Relevant Swingline Agent shall promptly notify the relevant Swingline Lenders and the relevant Borrower of the Relevant Swingline Rate applicable to a Swingline Loan.

(c)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

10.5	Interest Period

(a)	Each Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

10.6	Swingline Agent

(a)	The Relevant Swingline Agent may perform its duties in respect of the Swingline Facility through an Affiliate acting as its agent.

(b)
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) pay to or indemnify the Relevant Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Relevant Swingline Agent or its Affiliate (other than by reason of the Agent's or the Affiliate's gross negligence or wilful misconduct) in acting as the Relevant Swingline Agent for the Swingline Facility under the Finance Documents (unless the Relevant Swingline Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

10.7	Conditions of assignment or transfer
Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its (or the Lender's of which it is an Affiliate) Overall Commitment is not less than:

(a)	its Swingline Commitment; or

(b)	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.
11.    OPTIONAL CURRENCIES

11.1	Selection of currency
A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Utilisation in a Utilisation Request.

11.2	Unavailability of a currency
If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency (other than GBP or USD) requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. Each Lender that gives notice pursuant to this Clause 11.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.
12.    ANCILLARY FACILITIES

12.1	Type of Facility
An Ancillary Facility may be by way of:

(i)	an overdraft facility;

(ii)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(iii)	a short term loan facility;

(iv)	a derivatives facility;

(v)	a foreign exchange facility; or

(vi)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

12.2	Availability

(a)
If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of part of that Lender's unutilised Commitment (which shall (except for the purposes of determining the Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b)	An Ancillary Facility shall not be made available unless, not later than 10 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) (or Affiliate(s) of a Borrower) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)
the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the Designated Gross Amount) and its maximum net amount (that amount being the Designated Net Amount); and

(F)	the proposed currency of the Ancillary Facility (if not denominated in EUR); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.
The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(c)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,
with effect from the date agreed by the Company and the Ancillary Lender.

12.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)	However, those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 12.8 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)	may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment of that Lender; and

(v)
must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)
If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

12.4	Repayment of Ancillary Facility

(a)
An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Commitment shall be increased accordingly).

(c)
No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i)
the Total Commitments have been cancelled in full, or all outstanding Utilisations under the Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(ii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)
the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Utilisation and the Ancillary Lender gives sufficient notice to enable a Utilisation to be made to refinance those Ancillary Outstandings.

(d)	For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation of the Facility:

(i)	the Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii)
the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 5.4 (Maximum number of Utilisations) or paragraph (a)(iii) of Clause 6.2 (Completion of a Utilisation Request for Loans) applies.

(e)	On the making of a Utilisation of the Facility to refinance Ancillary Outstandings:

(i)
each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments; and

(ii)	the relevant Ancillary Facility shall be cancelled.

(f)
In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes.

12.5	Ancillary Outstandings
Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)
the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

(b)
where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in brackets in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

12.6	Information
Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

12.7	Affiliates of Lenders as Ancillary Lenders

(a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender's name in Part B of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender's Available Commitment, the Lender's Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 12.2 (Availability).

(c)
If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

12.8	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)	The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 12.2 (Availability).

(c)
If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)
Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)
Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

12.9	Commitment amounts
Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than the aggregate of:

(a)	its Ancillary Commitment; and

(b)	the Ancillary Commitment of its Affiliate.
13.    REPAYMENT
Each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period and, in any case, all Utilisations shall be repaid not later than on the Termination Date.
14.    PREPAYMENT AND CANCELLATION

14.1	Illegality

(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(i)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(ii)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(iii)
each Borrower shall repay that Lender’s participation (and that of each of its Lender Affiliates) in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b)
If it becomes unlawful for an Issuing Bank to issue any Letter of Credit, such Issuing Bank shall promptly notify the Agent upon becoming aware of that event, and upon the Agent notifying the Company, the Facility shall cease to be available for the issue of Letters of Credit by that Issuing Bank.

14.2	Change of control

(a)
Upon the occurrence of a Change of Control Event, the Agent (acting on the instructions of the Majority Lenders) shall have the right to terminate the Facility by giving a written Change of Control Termination Notice to the Company (to be given within 30 days after notice has been given by the Company to the Agent of such Change of Control Event). Upon receipt of such Change of Control Termination Notice the Facility will be cancelled as set forth in paragraph (c) below and all Utilisations shall be repaid together with accrued interest as set forth in paragraph (b) below.

(b)
Any repayment pursuant to paragraph (a) above of a Utilisation outstanding at the relevant time shall be made in full with accrued interest on (i) the earlier of the last day of the Interest Period for that Utilisation and the date falling 60 days after the date of the Change of Control Event or (ii) if later, the fifteenth Business Day following receipt by the Company of the Change of Control Termination Notice.

(c)
If a Change of Control Termination Notice is given pursuant to the provisions of paragraph (a) above, any undrawn Commitments shall automatically be cancelled on the date the Change of Control Termination Notice is given and, upon any repayment made thereafter or any repayment made in accordance with the provisions of paragraph (b) above, a portion of the Facility corresponding to the amount repaid or prepaid shall automatically be cancelled with effect from the date such repayment or prepayment is made.

14.3	Voluntary cancellation
The Company may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 20,000,000) of the Available Facility. Any cancellation under this Clause 14.3 shall reduce the Commitments of the Lenders rateably.

14.4	Voluntary prepayment of Revolving Facility Loans
The Borrower to which a Revolving Facility Loan has been made may, if it or the Company gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of that Revolving Facility Loan in a minimum Base Currency Amount of EUR 20,000,000.

14.5	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 19.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 19.3 (Tax indemnity) or Clause 20.1 (Increased costs), the Company may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's (and all of its Lender Affiliates') participation in the Utilisation.

(b)
If any Lender becomes a Non-funding Lender, the Company may, at any time whilst the Lender continues to be a Non-funding Lender, give the Agent notice of cancellation of the Available Commitment of that Lender. On receipt of such notice, the Available Commitment of the Non-funding Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of such notice, notify all the Lenders.

(c)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(d)
On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation.

14.6	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 14 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 14 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.
15.    INTEREST

15.1	Calculation of interest
The rate of interest on each Revolving Facility Loan (other than a Swingline Loan) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR or, in relation to any Revolving Facility Loan in a currency other than euro, LIBOR.

15.2	Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Revolving Facility Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

15.3	Default interest and lump sum damages

(a)
If an Obligor fails to pay any amount (other than interest) payable by it under a Finance Document on its due date, subject to paragraph (b) below, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). If an Obligor fails to pay interest payable by it under the Finance Documents on its due date, lump sum damages (pauschalierter Schadensersatz) shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). In the case of lump sum damages, the relevant Obligor shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount and any Finance Party shall be entitled to prove that further damages have arisen. Any interest or lump sum damage accruing under this Clause 15.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

15.4	Notification of rates of interest
The Agent or any Swingline Agent (if applicable) shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.
16.    INTEREST PERIODS

16.1	Selection of Interest Periods

(a)
Each Loan shall have an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders), in each case as the relevant Borrower (or the Company) may select in the Utilisation Request for the respective Loan.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	A Loan has one Interest Period only.

16.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
17.    CHANGES TO THE CALCULATION OF INTEREST

17.1	Absence of quotations
Subject to Clause 17.2 (Market disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

17.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then:

(i)	the Agent shall promptly give notice of such to the relevant Borrower, the Company and the Lenders and the Loan which has been requested to be made:

(A)	if the relevant Borrower has given instruction to that effect in the Utilisation Request, shall not be made; or

(B)	if the relevant Borrower has not given such instruction, shall be made, and

(ii)	the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(A)	the Margin; and

(B)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement Market Disruption Event means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in Luxembourg on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty-five per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

17.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

17.4	Break Costs

(a)
Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Company, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

18.    FEES

18.1	Commitment fee

(a)
The Company shall pay to the Agent (for the account of each Lender) a fee in EUR computed at the rate of 35% of the applicable Margin on that Lender’s Available Commitment during the Availability Period.

(b)
The accrued commitment fee is payable quarterly in arrears during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

18.2	Utilisation fee

(a)	The Company shall pay to the Agent (for the account of each Lender pro rata to its Commitment) a fee in EUR computed at the rate of:

(i)
0.075 % p.a. on the aggregate amount of all Utilisations outstanding for each day on which the aggregate amount of all Utilisations outstanding is lower than or equal to one third (1/3) of the Total Commitments;

(ii)
0.15 % p.a. on the aggregate amount of all Utilisations outstanding for each day on which the aggregate amount of all Utilisations outstanding is higher than one third (1/3) of the Total Commitments but lower than or equal to two thirds (2/3) of the Total Commitments; or

(iii)	0.30 % p.a. on the aggregate amount of all Utilisations outstanding for each day on which the aggregate amount of all Utilisations outstanding is higher than two thirds (2/3) of the Total Commitments.

(b)
The accrued utilisation fee is payable in arrear on the last day of each calendar quarter and on the Termination Date. Accrued utilisation fee is also payable to the Agent for a Lender on the date such Lender's Commitment is cancelled and its participation in the Utilisations is prepaid or repaid in full.

18.3	Up-front Fee
The Company shall pay to the Original Lenders an up-front fee in the amount and at the times agreed in a Fee Letter.

18.4	Agency fee
The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
19.    TAX GROSS UP AND INDEMNITIES

19.1	Definitions
In this Agreement:
ECI Lender means, in relation to a payment of interest on a participation in an advance to a US Borrower, a Lender which is entitled to receive that interest payment without deduction or withholding of any United States federal income taxes (in relation to that Lender's participation in that Advance to that US Borrower) as a result of that interest payment being effectively connected with the conduct by that Lender of a trade or business within the United States (and assuming for this purpose only that any applicable filing or administrative requirements and any procedural formalities in relation to that entitlement are duly complied with).
German Borrower means a Borrower, which is tax resident in Germany at the date it becomes a Party to this Agreement.
PIE Lender means, in relation to a payment of interest on a participation in an advance to a US Borrower, a Lender (other than a "bank" for United States income tax purposes (which may or may not include a Lender which is a "bank" within the meaning of section 991 of the ITA)) which is entitled to receive that interest payment without deduction or withholding of any United States federal income taxes (in relation to that Lender’s participation in that advance to that US Borrower) as a result of the United States federal "portfolio interest exemption" applying to that interest payment (and assuming for this purpose that (i) all requirements for establishment of an exemption from United States withholding under the portfolio interest exemption (other than the status of the Lender as other than a bank for United States tax purposes) have been satisfied; and (ii) any applicable filing or administrative requirements and any procedural formalities in relation to that entitlement are duly complied with).
Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
Qualifying Lender (Germany) means a Lender which is beneficially entitled to interest payable to that Lender under a Finance Document and is:

(a)	a Lender which is:

(i)	resident in Germany for German income tax purposes; or

(ii)
not so resident in Germany but which carries on a trade or business through a permanent establishment and which brings into account interest payable in respect of that advance in computing its taxable income in Germany; or

(b)	a Treaty Lender.
Qualifying Lender (UK) means a Lender or Issuing Bank which is beneficially entitled to interest payable to that Lender or Issuing Bank in respect of a Utilisation under a Finance Document and is

(a)	a Lender or Issuing Bank

(i)	which is a bank (as defined for the purpose of section 879 of the ITA, making an advance under a Finance Document; or

(ii)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender or Issuing Bank which is

(i)	a company resident in the United Kingdom for United Kingdom tax purposes (as set out in section 933 of the ITA);

(ii)	a Lender which satisfies one of the other conditions in sections 934 to 937 of the ITA; or

(c)	a Treaty Lender.
Qualifying Lender (US) means, in relation to a payment of interest under the Finance Documents by a US Borrower, a Lender which is:

(a)	either

(i)	a US Lender;

(ii)	a Treaty Lender;

(iii)	an ECI Lender; or

(iv)	a PIE Lender,
in each case, provided that it is entitled to receive that payment under the Finance Documents without deduction or withholding of any United States federal income tax; or

(b)
otherwise entitled to receive that payment without deduction or withholding of any United States federal income taxes (assuming for this purpose only that any applicable filing or administrative requirements and any procedural formalities in relation to that entitlement are duly complied with).

Tax Confirmation means a confirmation by a Lender or Issuing Bank that the person beneficially entitled to interest payable to that Lender or Issuing Bank in respect of an advance under a Finance Document is a Lender falling within paragraph (b) of the definition of "Qualifying Lender (UK)".
Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.
Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 19.2 (Tax gross up) or a payment under Clause 19.3 (Tax indemnity).
Treaty Lender means in relation to an Obligor, a Lender or Issuing Bank which:

(a)	is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b)
does not carry on a business in the United Kingdom (where a UK Borrower makes the interest payments) or the US (where a US Borrower makes the interest payments) or in Germany (where a German Borrower makes the interest payment) through a permanent establishment with which that Lender's or Issuing Bank's participation in the Utilisation is effectively connected; and

(c)	which under the terms of such Treaty is entitled to receive payments under the Finance Documents from the Obligor without any deduction of Tax.
Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the United Kingdom (where a UK Borrower makes the interest payments) or with the United States (where a US Borrower makes the interest payments) or with Germany (where a German Borrower makes the interest payment) which makes provision for full exemption from tax imposed by the Borrower's jurisdiction (United Kingdom or United States or Germany, as the case may be) on interest (assuming for this purpose only that any applicable procedural requirements are duly complied with).
UK Non-Bank Lender means a Lender or Issuing Bank falling within paragraph (b) of the definition of "Qualifying Lender (UK)":

(a)	where such Lender or Issuing Bank becomes a Party on the day on which this Agreement is entered into, such Lender or Issuing Bank is listed in Schedule 1 (The Original Lenders); and

(b)
where such Lender becomes a Party after the day on which this Agreement is entered into, such Lender or Issuing Bank gives a Tax Confirmation in the Transfer Certificate or Assignment Certificate which it executes on becoming a Party.

Unless a contrary indication appears, in this Clause 19 (Tax Gross Up and Indemnities) a reference to determines or determined means a determination made in the reasonable discretion of the person making the determination.
UK Borrower means a Borrower which is incorporated and/or tax resident in the United Kingdom at the date it becomes a Party to this Agreement.
US Borrower means a Borrower which is created or organised or is otherwise engaged in the conduct of a trade or business in the United States of America for the purposes of United States federal income taxes.
US Lender means, in relation to a payment of interest on a participation in an Utilisation to a US Borrower, a Lender which is created or organised under the laws of the United States of America or of any State thereof.

19.2	Tax gross up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Company or the relevant Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank, it shall promptly notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
An Obligor is not required to make an increased payment to a Lender or Issuing Bank under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom or Germany from a payment of interest on a Utilisation if, on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender or Issuing Bank without a Tax Deduction if it was a Qualifying Lender (UK) or a Qualifying Lender (Germany), but on that date that Lender or Issuing Bank is not or has ceased to be a Qualifying Lender (UK) or a Qualifying Lender (Germany) other than as a result of any change after the date it became a Lender or Issuing Bank under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii)

(A)	the relevant Lender or Issuing Bank is a Qualifying Lender (UK) solely under paragraph (b) of the definition of Qualifying Lender (UK);

(B)
an officer of H.M. Revenues Customs has given (and not revoked) a direction (a Direction) under section 931 of the ITA (as that provision has effect on the date on which the relevant Lender or Issuing Bank became a Party) which relates to that payment and that Lender or Issuing Bank has received from that Obligor or the Company a certified copy of that Direction; and

(C)	the payment could have been made to such Lender or Issuing Bank without any Tax Deduction in the absence of that Direction; or

(iii)
the relevant Lender or Issuing Bank is a Qualifying Lender (UK) solely under paragraph (b) of the definition of Qualifying Lender (UK) and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Company; or

(iv)
the relevant Lender or Issuing Bank is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to such Lender or Issuing Bank without the Tax Deduction had that Lender or Issuing Bank complied with its obligations under paragraph (h) below.

(e)
A US Obligor is not required to make an increased payment to a Lender or Issuing Bank under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United States from a payment of interest under the Finance Documents if, on the date on which the payment falls due, (i) with respect to any Utilisation made after 18 March 2012, withholding is required as a result of a failure by a Lender or Issuing Bank to comply with all requirements under Chapter 4, Subtitle A of the Code to permit any US Obligors to make payments to such Lender or Issuing Bank without deduction or withholding of any United States federal income tax; (ii) the payment could have been made to the relevant Lender or Issuing Bank without a Tax Deduction if it was a Qualifying Lender (US), but on that date that Lender or Issuing Bank is not or has ceased to be a Qualifying Lender (US) other than as a result of or any change, after the date it became a Lender or Issuing Bank under this Agreement, in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or (iii) the US Obligor making the payment is able to demonstrate that the payment could have been made to such Lender or Issuing Bank without the Tax Deduction had that Lender or Issuing Bank complied with its obligations under paragraphs (h) or (l) below.

(f)
If an Obligor is required to make a Tax Deduction, such Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)
Unless paragraph (l) below applies, a Treaty Lender shall complete and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing, any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(i)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

(j)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(k)
If appropriate, each Finance Party which is not a Qualifying Lender agrees that, upon request by an Obligor affected, it shall deliver, as soon as it can (and is entitled to) do so in the ordinary course of business, to such Obligor the relevant tax form as may be required under the laws of the Relevant Jurisdiction or under the relevant Treaty to avoid or reduce a Tax Deduction.

(l)	If requested by the Agent or by (or on behalf of) a US Borrower, a Qualifying Lender (US) shall, as soon as reasonably practicable, deliver to that US Borrower or the Company:

(i)
a duly completed United States of America Internal Revenue Service Form W-8BEN relating to exemption from withholding in respect of payments made by that US Borrower to that Lender in relation to participations in Utilisations to that US Borrower:

(A)	in the case of a PIE Lender, claiming that Lender's entitlement to the United States federal "portfolio interest exemption" in relation to participations in Utilisations to that US Borrower; or

(B)	in the case of a Treaty Lender, certifying that that Lender is entitled to a zero rate of withholding under a Treaty;

(ii)
in the case of an ECI Lender, a duly completed United States of America Internal Revenue Service Form W-8ECI certifying that the payments made by that US Borrower to that Lender in relation to participations in Utilisations to that US Borrower are effectively connected with the conduct by that Lender of a trade or business within the United States of America; or

(iii)
in the case of foreign intermediary or foreign flow-through entity, a duly completed United States of America Internal Revenue Service Form W-8IMY with all appropriate attachments establishing full exemption from withholding in respect of payments made by that US Borrower to that Lender in relation to participations in Utilisations to that US Borrower;

(iv)	in the case of a US Lender, a duly completed United States of America Internal Revenue Service Form W-9; or

(v)
in the case of any other Qualifying Lender (US) other than a US Lender, such other evidence as may reasonably be required from time to time to establish that the Lender is entitled to full exemption or relief from any federal taxation otherwise imposed by the United States of America in relation to participations by that Lender in Utilisations to that US Borrower, provided always that no Lender shall have any obligation to complete or deliver any document under this paragraph (l) to the extent that it is unable properly so to do by reason of a change in Tax law.

(m)
Each Finance Party confirms on the date it becomes a Party to this Agreement (whether by transfer or otherwise) that it is or would be a Qualifying Lender (UK) with respect to any payments under the Finance Documents by any relevant UK Borrower and a Qualifying Lender (US) with respect to any payments under the Finance Documents by any relevant US Borrower, in each case, unless otherwise notified to the Company and the Agent and each Finance Party agrees to promptly notify the Company if it is a Treaty Lender.

19.3	Tax indemnity

(a)
The Company shall (within five Business Days of demand by the Agent) pay (or procure that an Obligor pays) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax (including the loss or setting-off of any relief, deduction, credit or allowance in respect of tax which would otherwise have been available to that Protected Party) by that Protected Party in respect of a Finance Document, except as provided below in (b).

(b)
Paragraph (a) above shall not apply to any Tax assessed on a Finance Party under the laws of (x) the jurisdiction in which that Finance Party is incorporated, (y) the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes or (z) the jurisdiction in which that Finance Party's Facility Office is located, in respect of amounts received or receivable in that jurisdiction:

(i)	if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 19.2 (Tax gross up);

(B)
would have been compensated for by an increased payment under Clause 19.2 (Tax gross up) but was not so compensated solely because one of the exclusions in paragraphs (d) or (e) of Clause 19.2 (Tax gross up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, setting out such event in reasonable detail, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 19.3 (Tax indemnity), notify the Agent.

19.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party in its sole discretion determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit (in whole or in part), the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Obligor, provided that:

(i)
no Finance Party shall be obliged to make any such payment if to do so would contravene any applicable law or requirement of any governmental or regulatory authority (whether or not having the force of law);

(ii)
if a Finance Party has made a payment to an Obligor under this Clause 19.4 (Tax Credit) and it transpires that such Finance Party did not receive the relevant Tax Credit, that Obligor shall on demand pay to that Finance Party such amount as that Finance Party determines will put it in the same after-tax position as it would have been had no such payment been made to the Obligor; and

(iii)	no Finance Party shall be obliged to disclose to any other person any information regarding its business, tax affairs or tax computations.

19.5	Stamp Taxes
The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (other than a Transfer Certificate).

19.6	Value Added Tax

(a)
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party) provided that the reverse charge mechanism is not applicable.

(b)
If VAT is chargeable on any supply made by a Finance Party (the Supplier) to any other Finance Party (the Recipient) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.

(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to a credit or repayment from the relevant authority of the VAT.

19.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(d)	If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within fifteen Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:

(i)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(ii)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.
The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(e)
Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

19.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

20.    INCREASED COSTS

20.1	Increased costs

(a)
Subject to Clause 20.3 (Exceptions) the Company shall, for any Interest Period beginning after the day on which the Agent has notified the Company in accordance with paragraph (a) of Clause 20.2 (Increased cost claims), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application by any competent authority of) any law or regulation after the date of this Agreement, (ii) compliance with any law or regulation made after the date of this Agreement, or (iii) the compliance with, Basel III or any law or regulation that implements or applies Basel III. The amount of Increased Costs shall become due and payable within five Business Days of a demand by the Agent.

(b)	In this Agreement:
Basel III means (i) the Basel Committee on Banking Supervision's (the Committee) revised rules relating to capital requirements set out in "Basel III: A global regulatory framework for more resilient banks and banking systems”, “Guidance for national authorities operating the countercyclical capital buffer” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” published by the Committee in December 2010, “Revisions to the Basel II market risk framework” published by the Committee in February 2011 and the provision on assessment of the liquidity coverage ration “Basel III: The Liquidity Coverage Ration and liquidity risk monitoring tools” published in January 2013, (ii) the Capital Requirements Regulation (EU) No 575/2013 of 26 June 2013 and the Capital Requirements Directive 2013/36/EU of 26 June 2013 and (iii) any other documents published by the Committee or the European Commission addressing such proposals.
Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

20.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 20.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent or the Company, provide a certificate confirming the amount of its Increased Costs and setting out its calculation in reasonable detail.

20.3	Exceptions

(a)	Clause 20.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 19.3 (Tax indemnity) (or would have been compensated for under Clause 19.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 19.3 (Tax indemnity) applied);

(iii)	attributable to a FATCA Deduction required to be made by a Party;

(iv)	attributable to the grossly negligent or wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), but excluding, for the avoidance of doubt, any Increased Cost attributable to the implementation or application of or compliance with Basel III.

(b)	For the purpose of paragraph (a) above a reference to a "Tax Deduction" has the same meaning given to the term in Clause 19.1 (Definitions).
21.    OTHER INDEMNITIES

21.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

21.2	Other indemnities
The Company shall (or shall procure that an Obligor will), within five Business Days of demand and presentation of a reasonably detailed statement of account, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party (acting reasonably) as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

21.3	Indemnity to the Agent
The Company shall promptly indemnify the Agent and any Swingline Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by an Obligor (or the Company on its behalf).
22.    MITIGATION BY THE LENDERS

22.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 14.1 (Illegality), Clause 19 (Tax gross-up and indemnities) or Clause 20 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

22.2	Limitation of liability

(a)
The Company shall, upon presentation of a reasonably detailed statement of account, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 22.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 22.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
23.    COSTS AND EXPENSES

23.1	Transaction expenses
The Company shall promptly on demand upon presentation of a reasonably detailed statement of account pay the Agent, the Swingline Agents and the Arrangers the amount of all external costs and expenses (including legal fees (subject to any limitations agreed separately) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

23.2	Amendment costs
If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Company shall, within five Business Days of demand upon presentation of a reasonably detailed statement of account, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

23.3	Enforcement costs
The Company shall upon presentation of a reasonably detailed statement of account, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
24.    GUARANTEE AND INDEMNITY

24.1	Guarantee (Garantie) and indemnity (Ausfallhaftung)
The Company irrevocably and unconditionally:

(a)
guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Finance Party to pay to that Finance Party within five Business Days of receipt by it of a written demand by a Finance Party (or the Agent on its behalf) the amount of principal, interest, costs, expenses or other amount demanded in that demand, which demand shall state that the sum demanded by that Finance Party is expressed to be payable by a Borrower (other than itself) under or in connection with the Finance Documents or, in relation to an Ancillary Facility, by a Borrower or an Affiliate of a Borrower under or in connection with the Ancillary Documents and has not been fully and irrevocably paid by that Borrower (other than the Company) or, in relation to an Ancillary Facility, by that Borrower or that Affiliate of a Borrower; and

(b)
undertakes vis-à-vis each Finance Party to indemnify (schadloshalten) each Finance Party within five Business Days of a written demand against any cost, loss or liability suffered or reasonably incurred by that Finance Party as a result of any obligation of a Borrower (other than the Company) under or in connection with any Finance Document or, in relation to an Ancillary Facility, any obligation of a Borrower or an Affiliate of a Borrower under or in connection with any Ancillary Document or any obligation under any Finance Document or any Ancillary Document guaranteed by it being or becoming unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover (Ersatz des positiven Interesses).

For the avoidance of doubt this guarantee and indemnity does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and, in particular, receipt of such written demand shall not preclude any rights and/or defences the Guarantor may have with respect to any payment requested by a Finance Party (or the Agent on its behalf) under this guarantee and indemnity.

24.2	Continuing and independent guarantee and indemnity
This guarantee is independent and separate from the obligations of any Borrower and any Affiliate of a Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents and any Borrower or Affiliate of a Borrower under the Ancillary Documents, regardless of any intermediate payment or discharge in whole or in part.
The guarantee and indemnity shall extend to any additional obligations of a Borrower and any Affiliate of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Finance Documents and any Ancillary Document, including without limitation any extension of or increase in any facility or the addition of a new facility under any Finance Document.

24.3	Reinstatement
If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

24.4	No defences

(a)
The obligations of the Company under this Clause 24 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 24, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of any Borrower.

(b)
The obligations of the Company under this Clause 24 are independent from any other security or guarantee which may have been or will be given to the Finance Parties. In particular, the obligations of the Company under this Clause 24 will not be affected by any of the following:

(i)	the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with any Finance Document;

(ii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security;

(iii)	any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or

(iv)	any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Finance Document.

(c)
For the avoidance of doubt nothing in this Clause 24 shall preclude any defences that the Company (in its capacity as Company only) may have against a Finance Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.

24.5	Immediate recourse
No Finance Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 24. This applies irrespective of any other provision of a Finance Document to the contrary.

24.6	Deferral of Company’s rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

25.    REPRESENTATIONS
Each Obligor makes the representations and warranties set out in this Clause 25 to each Finance Party on the date of this Agreement, provided that the representations and warranties set out in Clause 25.8 (No Event of Default), 25.11 (No Material Adverse Change), 25.14 (No proceedings pending or threatened) and 25.15 (Ownership) are only made by the Company and that the representations and warranties set out in Clause 25.16 (United States Additional Borrower) are only made by each Additional US Borrower.

25.1	Status

(a)
It is a corporation, limited liability company or partnership with limited liability, duly incorporated or, in the case of a partnership, established and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

25.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document are:

(a)	in respect of Obligors incorporated in Germany and the Netherlands, subject to the Reservations, legal, valid, binding and enforceable obligations; and

(b)
in respect of Obligors incorporated in jurisdictions other than Germany and the Netherlands, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 5 (Conditions of Utilisations) or Clause 30 (Changes to the Obligors) legal, valid, binding and enforceable obligations.

25.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets;
where any such conflict would have a Material Adverse Effect.

25.4	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

25.5	Validity and admissibility in evidence
All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

25.6	Governing law and enforcement

(a)	The choice of German law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in Germany in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

25.7	Deduction of Tax
Under the laws of the Relevant Jurisdiction in force at the date of this Agreement, except in relation to a UK Borrower or a US Borrower, it will not be required to make any deduction or withholding from any payment it may make hereunder on account of any withholding Taxes referred to in Clause 19.2 (Tax gross up), and in relation to a UK Borrower it will not be required to make any deduction or withholding from any payment it may make to a Qualifying Lender (UK), and in relation to a US Borrower it will not be required to make any deduction or withholding from any payment it may make to a Qualifying Lender (US) that provides appropriate documentation pursuant to Clause 19.2(l) (Tax gross up), hereunder on account of any withholding Taxes referred to in Clause 19.2 (Tax gross up).

25.8	No Event of Default
No Event of Default is continuing and no Default might reasonably be expected to result from the making of the Utilisation.

25.9	No misleading information
All written information supplied by any member of the Group to a Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

25.10	Financial statements
The financial statements most recently delivered to the Agent (including the Original Financial Statements):

(a)
were, in the case of the annual audited consolidated financial statements of the Company, prepared in accordance with IFRS consistently applied or, if not consistently applied, with any inconsistency disclosed in the notes thereto;

(b)
were, in the case of the annual audited unconsolidated financial statements of the Company, prepared in accordance with generally accepted accounting principles of the German Commercial Code (Handelsgesetzbuch) consistently applied or, if not consistently applied, with any inconsistency disclosed in the notes thereto;

(c)
were, in case of other financial statements, prepared in accordance with generally accepted accounting principles in the Relevant Jurisdiction consistently applied or, if not consistently applied, with any inconsistency disclosed in the notes thereto;

(d)
were, in the case of audited financial statements, accompanied by an unqualified audit opinion which, in the case of the audited consolidated financial statements of the Company, states that the relevant financial statements give a true and fair view of the Group´s results and financial position; and

(e)
were complete and correct in all material respects and accordingly, as of their respective dates, there were neither any material liabilities, direct or indirect, actual or contingent, of it nor any material unrealised or anticipated losses from any unfavourable commitments not disclosed by, or reserved against in, any such financial statement or in the notes thereto.

25.11	No Material Adverse Change
There has been no material adverse change in the business, assets or financial condition of the Company (or the business, assets or financial condition of the Group on a consolidated basis) since the date of the Company's Original Financial Statement.

25.12	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

25.13	No Insolvency
No Obligor nor any Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started (except, in the case of any member of the Group for the purpose of a solvent liquidation) or, so far as it is aware, threatened against it or any Material Subsidiary for its liquidation, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any Material Subsidiary or of any material part or all of its or any Material Subsidiary's assets or revenues.

25.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if so determined, are reasonably likely to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries.

25.15	Ownership
The Company represents and warrants to each Finance Party that Linde Finance B.V. and any Obligor which is an Additional Borrower under the Facility is directly or indirectly wholly owned by the Company.

25.16	United States Additional Borrower

(a)	Any Additional Borrower incorporated in the United States of America or any sub-division thereof (an Additional US Borrower) is not:

(i)	a public utility as defined in the United States Federal Power Act of 1935 or subject to regulation thereunder;

(ii)	required to be registered as an investment company as defined in the United States Investment Company Act of 1940 or subject to regulation thereunder, or

(iii)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(b)	To the best of its knowledge each Additional US Borrower

(i)	is not and is not controlled by a Designated Party

(ii)	has not received funds or other property from a Designated Party; or

(iii)	is not in material breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(c)
Each Additional US Borrower and each of its Affiliates incorporated in the United States of America or any sub-division thereof have taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws.

(d)	The proceeds of the Facility have been and will be used by each Additional US Borrower only for the purposes described in Clause 4 (Purpose).

(e)
No Additional US Borrower is engaged principally in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System), and no portion of any Utilisation has been or will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(f)	No Additional US Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

(g)	No Additional US Borrower is a "public utility" within the meaning of, or otherwise subject to regulation under, the United States Federal Power Act.

(h)
Nothing in this Clause 25.16 shall establish an obligation of, or confer a right to, any Party where to do so or to comply with such obligation would be in violation of any law applicable to such Party and this Clause 25.16 shall be limited and not apply to such extent vis-à-vis such Party.

25.17	Repetition

(a)
The Repeated Representations shall be made by the Company on its own behalf and on behalf of the other Obligors (under a power of attorney (Vollmacht) granted to it by the other Obligors pursuant to paragraph (c) below) by reference to the facts and circumstances then existing on;

(i)	the date of each Utilisation Request; and

(ii)	in the case of an Additional Borrower, the day on which the company becomes (or it is proposed that the company becomes) an Additional Borrower.

(b)
Each Additional US Borrower makes the representation set out in Clause 25.16 (United States Additional Borrower) on the date it becomes an Additional Borrower pursuant to Clause 30 (Changes to the Obligors).

(c)
Each Obligor (other than the Company) hereby empowers (bevollmächtigt) the Company to make the Repeated Representations on its behalf as its attorney (Stellvertreter). Each Obligor (other than the Company) hereby relieves the Company from the restrictions pursuant to section 181 of the Civil Code (Bürgerliches Gesetzbuch) for the purpose of making the Repeated Representations on its behalf as attorney (Stellvertreter) to the extent legally permissible.

26.    INFORMATION UNDERTAKINGS
The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1	Financial statements
The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years:

(i)	the audited unconsolidated financial statements of each Obligor; and

(ii)	the audited consolidated financial statements of the Company for that financial year; and

(b)
in the case of the Company only, as soon as the same are available, and in any event within 90 days of the end of each first, second and third financial quarter of each of its financial years, its consolidated interim financial statements and all other documents dispatched to its shareholders (or any class of them) at the same time as they are dispatched.

26.2	Information: proceedings
Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) promptly upon becoming aware of them the details of any litigation, arbitration or administrative proceedings which are pending against any member of the Group, and which in the reasonable opinion of the Company is material in the context of the Facility.

26.3	Notification of default, Change of Control Event, Change of Rating

(a)	The Company shall notify the Agent of any Default and any Change of Control Event promptly upon becoming aware of its occurrence.

(b)	The Company shall notify the Agent of any change of its Rating and of the date such changed Rating is published promptly upon publication of such changed Rating.

26.4	Use of websites

(a)
The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.
If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

26.5	"Know your customer" checks

(a)	If:

(i)	existing law or the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)
a proposed assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme) by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme), obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)
If the accession of an Additional Borrower obliges the Agent, any Swingline Agent, the Issuing Bank or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

26.6	Information: miscellaneous
Upon request of the Agent the Company shall supply to the Agent (in sufficient copies for all the Lenders if the Agent so requests) promptly such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard banking practice.
27.    GENERAL UNDERTAKINGS

27.1	Negative Pledge
Each of the Obligors undertakes not to create or permit to subsist, and (in case of the Company only) to procure that no Material Subsidiary shall create or permit to subsist, any Security over all or any of its present or future assets as security for Financial Indebtedness of any person other than:

(a)	any Security arising in the ordinary course of business or on the basis of customary general business conditions;

(b)	any Security arising solely by operation of law (or by an agreement evidencing the same);

(c)	any Security created or permitted to subsist with the prior written consent of the Majority Lenders;

(d)
any Security arising in connection with any netting or set off arrangement entered into in the ordinary course of business for the purpose of netting debit and credit balances or in connection with customary framework/master agreements relating to derivatives transactions made in the ordinary course of business;

(e)
any Security existing over newly acquired assets at the time of their acquisition not created in contemplation of such acquisition or over assets of an entity which becomes subject to the provisions of this Clause 27.1 (Negative Pledge) after the date of this Agreement;

(f)
any Security existing or created in order to comply with section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the German Social Security Code IV (Sozialgesetzbuch IV) or granted to a pension fund (or the respective pension trustee) or contractual trust arrangement initiated by the Group to secure contribution obligations towards such pension fund or contractual trust arrangement;

(g)
any Security provided under customary export finance or other subsidised loans or to a public financial institution (including the European Investment Bank and the European Bank for Reconstruction and Development) in accordance with such institution’s published lending policy;

(h)	any Security arising in connection with the issue of asset-backed securities entered into in the ordinary course of business;

(i)
any Security arising in connection with any arrangement made within the ordinary course of treasury activities of the Group by which a member of the Group disposes of any marketable securities on terms whereby they are or may be re-acquired by that member of the Group;

(j)
in relation to a Project Company, Security on the assets and/or the business constituted by that project and/or the shares in any Project Company and/or over loans made to it by members of the Group and/or claims under insurance contracts insuring the assets of the business constituted by that project;

(k)
in relation to a project finance transaction (entered into by a member of the Group other than Linde) in relation to which the borrower is not a Project Company any Security over project assets (including ancillary rights and any proceeds therefrom), the acquisition, construction or development of which is financed with debt incurred for the purpose of such project finance transaction where the only recourse is to such assets of such borrower (it being understood that a completion guarantee granted by another member of the Group does not constitute recourse for the purpose of the preceding sentence);

(l)	any Security existing or created over cash accounts held with banks in connection with the local funding needs of foreign members of the Group (back-to-back);

(m)
any Security over claims under loans made by Linde Finance B.V. to any other member of the Group as security for the repayment of notes, the proceeds of the issuance of which were used by Linde Finance B.V. to make the respective loans;

(n)	any Security over cash deposits granted in favour of the trustee for the holder of Loan Notes;

(o)
any Security over cash deposits or cash equivalents using funds drawn hereunder and used in connection with the defeasance of Existing Financial Indebtedness provided that the aggregate amount of the Financial Indebtedness secured hereunder does not exceed EUR 500,000,000 (or its equivalent);

(p)
in relation to Financial Indebtedness incurred locally for local financing needs if it is customary to provide Security in respect of such Financial Indebtedness provided that the aggregate amount of Financial Indebtedness secured hereunder does not exceed EUR 225,000,000 (or its equivalent);

(q)
any other Security, provided that the aggregate amount of all claims which are at any time outstanding and secured by Security created or existing in reliance on this paragraph (q) (converted into EUR in case a claim is not denominated in EUR) does not exceed EUR 525,000,000 (or its equivalent); and

(r)	any Security created in favour of the Finance Parties under the Finance Documents.

27.2	Consents, Licences and Authority
Each of the Obligors undertakes that it will obtain promptly at any time and maintain from time to time such registrations, licenses, consents and approvals as may be required in respect of this Agreement under applicable law or regulation to enable the relevant Obligor to perform its obligations hereunder and upon the Agent’s request promptly supply the Agent with copies thereof.

27.3	Disposals
Each of the Obligors undertakes that it will not Dispose of and (in the case of the Company only) to procure that no member of the Group, other than an Excluded Subsidiary, shall Dispose of any part of its assets which is substantial in the context of the Group taken as a whole provided that the following Disposals shall not be taken into account:

(a)	Disposals in the ordinary course of business;

(b)	Disposals of obsolete or waste assets;

(c)	Disposals made by one member of the Group to another member of the Group;

(d)	Disposals in exchange for assets of an identical or similar nature;

(e)	Disposals of receivables in connection with:

(i)	factoring arrangements not exceeding EUR 1,000,000,000 (converted into EUR in case not denominated in EUR);

(ii)	the issuance of asset-backed securities provided that the aggregate amount outstanding thereunder shall not exceed EUR 750,000,000 (or its equivalent);

(f)	Disposals made with the prior consent of the Majority Lenders;

(g)
Disposals in connection with sale and lease-back transactions, provided that the aggregate net disposal proceeds received from any such transaction shall not exceed EUR 1.350,000,000 (or its equivalent);

(h)
Disposals of assets together with the transfer of, or for, the purposes of securing pension liabilities, claims of (former) employees under working time saving arrangements (Langzeitkonten) and/or deferred payment arrangements under partial retirement schemes (Wertguthaben aus Altersteilzeit) to any pension fund or contractual trust arrangement initiated by the Group;

(i)
Disposals of assets the net proceeds of which are reinvested in a timely manner in similar or equivalent assets or applied towards the repayment of Financial Indebtedness incurred in connection with the acquisition of such assets; and

(j)
disposals of assets which are required to be made due to competition authority requirements in the context of an acquisition the net proceeds of which are applied towards the repayment of Financial Indebtedness of the Group; and

(k)
any other Disposal provided that upon receipt of the net proceeds of such disposal a portion of the Total Commitments equal to the net proceeds is cancelled and to the extent the aggregate of Utilisations would exceed Total Commitments after such cancellation, such amount being applied towards a corresponding prepayment of Utilisations.

27.4	Compliance with laws
Each of the Obligors undertakes to comply and in case of the Company to procure that all members of the Group comply in all respects with all applicable laws, regulations, orders, decrees, permits (including those relating to environmental matters) where failure to do so would be reasonably likely to have a Material Adverse Effect.

27.5	Pari Passu Ranking
Each of the Obligors undertakes to ensure that at all times the claims of the Finance Parties against it under the Finance Documents and the Ancillary Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

27.6	Change of Business
The Company undertakes to ensure that there will be no material change made to the general nature of the business of the Group taken as a whole as carried out on the date of this Agreement.

27.7	Merger
The Company undertakes not to merge with or into any other person where such merger will result in at least one Solicited Rating immediately after the completion of such merger or during a period of 90 days thereafter being lower than BBB- (in the case of Standard & Poor’s) or Baa3 (in the case of Moody’s).

27.8	Borrowings
The Company will procure that no other member of the Group other than (i) Linde Finance B.V., (ii) any other Finance Subsidiary or (iii) any Excluded Subsidiary will incur any Borrowings other than

(a)	any Borrowings under facilities or issuances existing at the date of this Agreement including any refinancing and replacement thereof;

(b)
any Borrowings of an entity under facilities or issuances existing at the time such entity becomes a member of the Group after the date of this Agreement including any refinancing and replacement thereof;

(c)	working capital financings not exceeding EUR 750,000,000 (or its equivalent) in aggregate at any time;

(d)
any Borrowings incurred locally for local financing needs in cases where it is illegal and/or uneconomical to provide shareholder financing from the Group up to EUR 750,000,000 (or its equivalent) in aggregate outstanding; or

(e)	Borrowings not permitted by the preceding paragraphs provided that the aggregate amount of Borrowings permitted under this paragraph (e) does not exceed EUR 1,125,000,000 (or its equivalent).
For the avoidance of doubt, intra-group Borrowings shall be excluded from the above restrictions.

27.9	Loans out and External Guarantees
The Company will not, and will procure that no other member of the Group other than an Excluded Subsidiary will, make any loan to any person which is not a member of the Group, or grant any External Guarantee other than:

(a)	any such loans and External Guarantees existing at the date of this Agreement (including any refinancing or replacement thereof) to the extent not increased in size;

(b)
loans made to, or External Guarantees securing Financial Indebtedness of, a Joint Venture to which a member of the Group is a party which are either (i) in satisfaction of any requirement to provide equity or shareholder loans or External Guarantees securing the Financial Indebtedness of such Joint Venture and are made pro rata with the other joint venture partners, or (ii) otherwise where the aggregate of all outstandings under such loans and/or External Guarantees made or given by members of the Group at any time do not exceed EUR 375,000,000 (or its equivalent) at any time;

(c)	loans made by a member of the Group to an employee or director of any member of the Group;

(d)	loans made and External Guarantees granted by an entity existing at the time such entity becomes a member of the Group after the date of signing of this Agreement;

(e)	External Guarantees in connection with the endorsement of negotiable instruments in the ordinary course of trade; and

(f)
loans and External Guarantees not permitted by the preceding paragraphs provided that the aggregate amount of loans and External Guarantees permitted under this paragraph (f) does not exceed EUR 375,000,000 (or its equivalent) at any time.

27.10	Letters of Credit upon first demand

(a)
Taking into account German case law dealing with the validity of an obligation to provide sureties payable upon first demand, the Company and each other Borrower undertake that, in the event obligations are to be secured where the underlying contract is governed by German law, it will only request the issuance of a surety or guarantee payable upon first demand (auf erstes Anfordern) under this Agreement if the respective agreement on the secured obligation and the obligation to provide for a surety or guarantee payable upon first demand are agreed upon in an individual agreement (Individualabrede) between the relevant counterparties.

(b)
The Company shall monitor the development of German case law which is generally available and dealing with the validity of an obligation to provide a surety or guarantee payable upon first demand (auf erstes Anfordern) and shall comply with any additional requirements identified by such case law as is necessary to make the respective agreement on the obligation to provide a surety or guarantee payable upon first demand legal, valid and binding. If it is not possible at all under German law to make the respective agreement on the obligation to provide a surety or guarantee payable upon first demand legal, valid and binding, no Borrower shall request such a surety or guarantee to be issued under this Agreement.

28.    EVENTS OF DEFAULT
Each of the events or circumstances set out in Clauses 28.1 (Non-payment) to 28.10 (Repudiation) is an Event of Default.

28.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to this Agreement or in relation to an Ancillary Facility, a Borrower or an Affiliate of a Borrower does not pay on the due date any amount payable pursuant to any Ancillary Document, in each case, at the place and in the currency in which it is expressed to be payable unless payment is made within five Business Days after notice has been given by the Agent to such Obligor or in relation to an Ancillary Facility by the relevant Ancillary Lender to such Borrower or Affiliate of a Borrower, that payment has not been made when due.

28.2	Other obligations

(a)	An Obligor does not comply with any provision of this Agreement (other than the obligation referred to in Clause 28.1 (Non-payment)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the Agent giving notice of such failure to the Company.

28.3	Misrepresentation
Any representation or statement made or deemed to be made by or on behalf of an Obligor in this Agreement or any other document delivered by or on behalf of any Obligor under or in connection with this Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within fifteen Business Days after notice thereof has been given by the Agent to such Obligor and (in case an Additional Borrower is concerned) the Company.

28.4	Cross payment default and cross acceleration

(a)	Any Financial Indebtedness of any Obligor incurred otherwise than under this Agreement and owed to a person which is not a member of the Group:

(i)	is not paid when due nor within any originally applicable grace period; or

(ii)	becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(b)
No Event of Default will occur under this Clause 28.4 if the aggregate amount of Financial Indebtedness falling within paragraph (a) above is less than EUR 150,000,000 (or its equivalent in any other currency or currencies).

28.5	Insolvency

(a)
An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and, in particular, an Obligor or a Material Subsidiary incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung).

(b)
An Obligor or a Material Subsidiary incorporated in Germany is overindebted within the meaning of section 19 of the Insolvency Code (Insolvenzordnung) and its board of directors is required to file for insolvency or, with respect to any other Obligor or Material Subsidiary, the value of the assets of any Obligor or Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) and, if applicable, its board of directors or equivalent body is required to file for bankruptcy or equivalent proceedings.

28.6	Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary other than a solvent liquidation or reorganisation of such Obligor or Material Subsidiary;

(b)	a general readjustment or rescheduling of the indebtedness of, or a general composition with or a general assignment for the benefit of the creditors of, any Obligor or Material Subsidiary;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor or a Material Subsidiary which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary or all, or a substantial part, of its assets, or any analogous procedure or step is taken in any jurisdiction.

28.7	Ownership of the Obligors
An Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company.

28.8	Consents, Licenses and Authority
Any governmental or other consent, licence or authority required to make this Agreement legal, valid, binding, enforceable and admissible in evidence or required to enable any Obligor to perform its obligations hereunder is withdrawn or ceases to be in full force and effect.

28.9	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under this Agreement (including the Guarantee in Clause 24 (Guarantee and Indemnity).

28.10	Repudiation
An Obligor repudiates this Agreement or evidences an intention to repudiate this Agreement.

28.11	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)	cancel the Total Commitments and the Ancillary Commitments whereupon they shall immediately be cancelled;

(ii)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that full cash cover in respect of each Letter of Credit is immediately due and payable whereupon it shall become immediately due and payable; and/or

(iv)	declare all or any part of the amounts outstanding under the Ancillary Facilities to be immediately due and payable whereupon they shall become immediately due and payable.

(b)
Notwithstanding paragraph (a) above, upon the occurrence of an Event of Default in relation to any Obligor under Clause 28.5 (Insolvency) arising in relation to any matter or circumstance described therein under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of the United States of America or any state thereof, the Facility shall cease to be available to such Obligor, all Utilisations outstanding to such Obligor shall become immediately due and payable and cash cover shall be immediately due and payable in respect of each Letter of Credit drawn by it hereunder.

28.12	Section 490 (1) of the German Civil Code
Section 490 (1) of the German Civil Code (Bürgerliches Gesetzbuch) shall be disapplied.
29.    CHANGES TO THE LENDERS

29.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 29, a Lender (the Existing Lender) may:

(i)	change its Facility Office:

(ii)	assign any of its rights; or

(iii)	assign and transfer by assumption of contract (Vertragsübernahme) any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

(b)
The minimum participation in respect of Commitments and Utilisations of each Lender shall at all times be an aggregate amount of at least EUR 10,000,000 (or the equivalent in an Optional Currency) or nil.

(c)
Subject to paragraph (b) above and except for an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) from a Lender Affiliate to the Lender of which it is an Affiliate, an assignment of part of any rights or an assignment and transfer by assumption of contract (Vertragsübernahme) or part of any rights and obligations under this Agreement by an Existing Lender must be in a minimum amount of EUR 10,000,000 (or the equivalent in an Optional Currency) or if less its Commitments.

29.2	Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)

(a)
The prior written consent of the Company (such consent not to be unreasonably withheld or delayed) is required for an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) by an Existing Lender, unless the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) is to another Lender or an Affiliate of a Lender or at any time when an Event of Default is continuing.

(b)
An assignment will only be effective upon acceptance by the Agent of an otherwise duly completed Assignment Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to the following sentence, as soon as reasonably practicable after receipt by it of a duly completed Assignment Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, accept that Assignment Agreement. The Agent shall only be obliged to accept an Assignment Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Notwithstanding any other provision of this Agreement, the consent of each Issuing Bank is required for any assignment or transfer of any Lender's rights and/or obligations under the Facility.

(d)
An assignment and transfer by assumption of contract (Vertragsübernahme) will only be effective if the procedure set out in Clause 29.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) is complied with.

(e)	If:

(i)	a Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 19 (Tax gross-up and indemnities) or Clause 20 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change had not occurred.

(f)
In the event of any assignment or assignment and transfer by assumption of contract (Vertragsübernahme) by any Lender which has a Lender Affiliate, such assignment or assignment and transfer by assumption of contract (Vertragsübernahme) shall only be permitted if following such assignment or transfer the Lender Affiliates' participation in any Utilisations does not exceed the remaining Commitment of that Lender.

(g)
In the event of an assignment and transfer by assumption of contract (Vertragsübernahme) by any Lender Affiliate, such transfer shall only be permitted to another Affiliate of the relevant Lender or if and to the extent the transferee (or any of its Affiliates) acquires a commitment from the relevant Lender at least equal to the amount of the participation in Utilisations to be transferred by the Affiliate of the Lender.

29.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) takes effect, pay to the Agent (for its own account) a fee of EUR 3,500.

29.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)
accept a re-assignment or a re-assignment and re-transfer by assumption of contract (Vertragsübernahme) from a New Lender of any of the rights and obligations assigned or assigned and transferred by assumption of contract (Vertragsübernahme) under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

29.5	Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)

(a)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) an assignment and transfer by assumption of contract (Vertragsübernahme) is effected in accordance with paragraph (c) below when the Agent accepts an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, accept that Transfer Certificate.

(b)
The Agent shall only be obliged to accept a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to assign and transfer by assumption of contract (Vertragsübernahme) its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arrangers, each Issuing Bank, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the assignment and transfer by assumption of contract (Vertragsübernahme) and to that extent the Agent, the Arrangers, the Issuing Banks and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

29.6	Additional Lender Affiliates

(a)	A Lender may request that any of its Affiliates becomes a Lender Affiliate (Vertragsbeitritt) by delivering to the Agent a Lender Affiliate Accession Agreement.

(b)
The Affiliate of the Lender will become a Party to this Agreement as a Lender Affiliate when the Agent notifies the other Finance Parties and the Company that it has received the Lender Accession Agreement in form and substance satisfactory to it. The Agent must give this notification as soon as reasonably practicable provided that the Agent shall not be obliged to give such notification prior to it being satisfied that it has complied with all necessary know your customer requirements or other similar checks under all applicable laws and regulations in relation to the accession of such Lender Affiliate.

(c)
The Lender Affiliate that accedes to this Agreement must pay to the Agent for its own account, on or before the date the Agent has received the Lender Affiliate Accession Agreement, a fee of EUR 3,500.

29.7	Copy of Transfer Certificate or Assignment Certificate to Company
The Agent shall promptly after it has accepted a Transfer Certificate or an Assignment Certificate, send to the Company a copy of that Transfer Certificate or Assignment Certificate.

29.8	Disclosure of information
Any Lender may disclose to any of its Affiliates and any other person (including such person's professional advisers who are under a duty of confidentiality to that person):

(a)
to (or through) whom that Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) (or may potentially assign or assign and transfer by assumption of contract (Vertragsübernahme)) all or any of its rights and obligations under this Agreement;

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

(c)	to whom or for whose benefit that Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.10 (Central Bank Refinancing); or

(d)
to whom, and to the extent that, information is requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking on which the Company and the members of the Group may rely on.

29.9	Pro rata interest settlement
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any assignment and transfer pursuant to Clause 29.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) or any assignment pursuant to paragraph (c) of Clause 29.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) the Transfer Date or Assignment Date (as the case may be) of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the respective Transfer Date or Assignment Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

29.10	Central Bank Refinancing
The Lenders may freely assign or pledge all or any part of their rights or interests under this Agreement to any federal reserve or central bank in the European Union, in the European Economic Area, the United States of America, Australia and Japan (including the European Central Bank or any member of the European System of Central Banks) as security for the benefit of the respective federal reserve or central bank, provided that (i) such assignment or pledge does not involve a release of such Lender from any of its obligations under this Agreement and (ii) in no event shall the respective federal reserve or central bank be considered to be a Lender or be entitled to require the transferring or assigning Lender to take or omit any action under this Agreement. Enforcement by the respective federal reserve or central bank (including the European Central Bank or any member of the European System of Central Banks) shall not be subject to any restriction.

29.11	Disenfranchisement of a Non-funding Lender

(a)
For so long as a Non-funding Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Loans has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Non-funding Lender's Commitments will be reduced by the amount of its Available Commitments.

(b)
For the purposes of this Clause 29.11, the Agent shall assume that a Non-funding Lender continues to be a Non-funding Lender until it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent).

29.12	Replacement of a Non-funding Lender

(a)
If at any time a Lender becomes a Non-funding Lender, then the Company may, whilst the Lender continues to be a Non-funding Lender, on 10 Business Days' prior written notice to the Agent and such Non-funding Lender, replace such Non-funding Lender by requiring such Non-funding Lender to (and such Non-funding Lender shall) transfer pursuant to this Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company, and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Non-funding Lender (including the assumption of the transferring Non-funding Lender's participations on the same basis as the transferring Non-funding Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Non-funding Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Non-funding Lender pursuant to this Clause 29.12 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent (in such capacity);

(ii)	neither the Agent nor the Non-funding Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the replacement must take place no later than 6 months after the date the Non-funding Lender fails to comply with its obligations as set out in paragraph (a) above; and

(iv)
in no event shall the Non-funding Lender replaced under this Clause 29.12 be required to pay or surrender to the Replacement Lender any of the fees received by such Non-funding Lender pursuant to the Finance Documents.

30.    CHANGES TO THE OBLIGORS

30.1	Assignments and transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2	Additional Borrowers

(a)
Subject to compliance with the provisions of paragraph (c) of Clause 26.5 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower (Vertragsbeitritt). That Subsidiary shall become an Additional Borrower if:

(i)
either (A) it is incorporated in Germany, the Netherlands, the UK, Sweden, Switzerland or the US, (B) it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or (C) if all the Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Agent a duly completed and executed Borrower Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)
the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)
The Agent shall notify the Company, the Swingline Agents, the Issuing Bank and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent).

30.3	Resignation of a Borrower

(a)	The Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company, and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

30.4	Repetition of Representations
Delivery of a Borrower Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeated Representations are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
31.    ROLE OF THE AGENT AND THE ARRANGERS

31.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent and attorney (Stellvertreter) under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
Each other Finance Party hereby relieves the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.

31.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

31.3	Role of the Arrangers
Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4	No fiduciary duties

(a)
Nothing in this Agreement constitutes the Agent or the Arrangers as a trustee (Treuhänder) of any other person. Neither the Agent nor the Arrangers have any financial or commercial duty of care (Vermögensfürsorgepflicht) for any person.

(b)	Neither the Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.5	Business with the Group
The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.7	Majority Lenders’ instructions

(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

31.8	Responsibility for documentation
Neither the Agent nor the Arrangers:

(a)
are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, an Obligor or any other person given in or in connection with any Finance Document; or

(b)
are responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

31.9	Exclusion of liability

(a)
Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause pursuant to section 328 para 1 Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter).

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

31.10	Lenders’ indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within five Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

31.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Germany, Luxembourg or London as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent acting through an office in Germany, Luxembourg or London by giving notice to the other Finance Parties and the Company.

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 19.7 (FATCA

Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 19.7 (FATCA

Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

31.12	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

31.13	Relationship with the Lenders
The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

31.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.15	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.16	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.17	Swingline Agents
In this Clause 31 (Role of the Agent and the Arrangers) all references to the "Agent" shall, except where the context otherwise requires, include a reference to the Swingline Agents.
32.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
33.    SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent or Relevant Swingline Agent (as applicable) and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent or Relevant Swingline Agent (as applicable) in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent or Relevant Swingline Agent (as applicable), pay to the Agent or Relevant Swingline Agent (as applicable) an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent or Relevant Swingline Agent (as applicable) determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2	Redistribution of payments
The Agent or Relevant Swingline Agent (as applicable) shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).

33.3	Recovering Finance Party’s rights

(a)
The Finance Parties shall assign to the Recovering Finance Party their rights against the Obligors to the extent such Finance Parties have shared in the distribution by the Agent or Relevant Swingline Agent (as applicable) under Clause 33.2 (Redistribution of payments).

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Agent or Swingline Agent (as applicable), pay to the Agent or Relevant Swingline Agent (as applicable) for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party’s rights of assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed and the Recovering Finance Party shall re-assign any claims assigned to it pursuant to paragraph (a) of Clause 33.3 (Recovering Finance Party’s rights).

33.5	Exceptions

(a)
This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6	Ancillary Lenders

(a)	This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.11 (Acceleration).

(b)
Following service of notice under Clause 28.11 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

34.    PAYMENT MECHANICS

34.1	Payments to the Agent or Swingline Agent (as applicable)

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) or the Relevant Swingline Agent (as the case may be) for value on the due date at the time and in such funds specified by the Agent or the Relevant Swingline Agent (as the case may be) as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent or the Relevant Swingline Agent (as the case may be) specifies.

34.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

34.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.5	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and any Issuing Bank under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 8.3 (Claims under a Letter of Credit) and 8.4 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless the counterclaim is undisputed or has been confirmed in a final non-appealable judgement.

34.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.10	Swingline Agents
In this Clause 34 (Payment Mechanics) all references to the "Agent" shall, except where the context otherwise requires, include a reference to the Swingline Agents.
35.    SET-OFF
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any satisfiable (erfüllbar) obligation (within the meaning of section 387 Civil Code (Bürgerliches Gesetzbuch)) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
36.    NOTICES

36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender, any Issuing Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and each Swingline Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received (zugegangen), in particular:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or a Swingline Agent (as the case may be) will be effective only when actually received by the Agent or the respective Swingline Agent (as the case may be) and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the respective Swingline Agent's (as the case may be) signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent or the relevant Swingline Agent (as the case may be).

(d)
Any communication or document by the Finance Parties to the Obligors may be made or delivered to the Company for its own account and for the account of the Obligors. For that purpose each Obligor appoints the Company as its agent of receipt (Empfangsvertreter).

36.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

36.5	Electronic communication

(a)
Any communication to be made between the Agent or a Swingline Agent (as the case may be) and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent or the relevant Swingline Agent (as the case may be) and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English or, in relation to the corporate documents referred to in Schedule 2 (Conditions Precedent), in their original language); or

(ii)
if not in English and not a corporate document referred to in Schedule 2 (Conditions Precedent), and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.    CALCULATIONS AND CERTIFICATES

37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence (Beweis des ersten Anscheins) of the matters to which they relate.

37.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is prima facie evidence (Beweis des ersten Anscheins) of the matters to which it relates.

37.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (but in case of sterling 365 days) or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
38.    PARTIAL INVALIDITY
The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this Agreement even without the void, invalid or ineffective provisions.
The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.
39.    REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
40.    AMENDMENTS AND WAIVERS

40.1	Required consents

(a)
Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

40.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment;

(v)	a change to the Borrowers or the Guarantor other than in accordance with Clause 30 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders; or

(vii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) or this Clause 40 shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Agent, any Swingline Agent, an Issuing Bank, an Ancillary Lender or the Arrangers may not be effected without the consent of the Agent, such Swingline Agent, such Issuing Bank, such Ancillary Lender or the Arrangers.

(c)
An amendment or waiver that has the effect of changing or which relates to paragraph 4 (c) of Part A of Schedule 2 may not be effected without the consent of all Lenders participating in the Existing Revolving Facility.

41.    USA PATRIOT ACT
Each Finance Party that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act.
42.    GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.
43.    GENERAL BUSINESS CONDITIONS
For the avoidance of doubt, no general business conditions (Allgemeine Geschäftsbedingungen) of any party to this Agreement will be part of or will apply to this Agreement.
44.    ENFORCEMENT

44.1	Jurisdiction
Each of the Parties to this Agreement agrees that any legal action or proceedings arising out of or in connection with the Finance Documents, including any non-contractual obligations arising out of or in connection therewith, may be brought in the courts in the city of Munich, Germany.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Germany):

(i)	irrevocably appoints the Company (the Process Agent) as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document;

(ii)	agrees that failure by a Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(iii)
undertakes to deliver to the Process Agent without undue delay upon execution of this Agreement a process agent appointment letter (the Process Agent Appointment Letter) substantially in the form of Schedule 11 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Agent.

(b)
The Process Agent hereby acknowledges the appointment. The Process Agent shall ensure that documents to be served to an Obligor may validly be served by delivery to the Process Agent. In particular, the Process Agent shall notify the Agent of any change of address, accept any documents delivered to it on behalf of an Obligor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung), in particular present the original Process Agent Appointment Letter to any person effecting the service of process as required pursuant to section 171 sentence 2 Code of Civil Procedure (Zivilprozessordnung).

45.    CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

(a)
The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by way of fax or attached as an electronic photocopy (pdf., tif., etc.) to electronic mail.

(b)
If the Parties to this Agreement choose to conclude this Agreement in accordance with sub-Clause (a) above, they will transmit the signed signature page(s) of this Agreement to Bettina Steinhauer (bettina.steinhauer@cliffordchance.com) and/or Philipp Kropatscheck (philipp.kropatscheck@cliffordchance.com) (the Recipients). The Agreement will be considered concluded once a Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

(c)
For the purposes of this Clause 45 only, the Parties to this Agreement appoint the Recipients as agents of receipt (Empfangsvertreter) and expressly allow (gestatten) the Recipients to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with its position as Recipients. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
Schedule 1
THE ORIGINAL PARTIES
Part A
The Original Obligors
Name of Original Borrower        Registration number (or equivalent, if any)
Linde AG            (Amtsgericht München, HRB 169850)
Linde Finance B.V.        (commercial register of Amsterdam, number 34115238)

Name of Guarantor            Registration number (or equivalent, if any)
Linde AG            (Amtsgericht München, HRB 169850)

Part B
The Original Lenders
Section 1 – The Revolving Facility

Name of Original Lender	Commitment in EUR
Barclays Bank PLC	90,000,000
Bayerische Landesbank	90,000,000
Banc of America Securities Limited	90,000,000
Bank of China Limited Zweigniederlassung Frankfurt am Main Frankfurt Branch	90,000,000
BNP Paribas Fortis SA/NV, Niederlassung Deutschland	90,000,000
Citibank N.A. in New York, Filiale Frankfurt	90,000,000
Commerzbank Aktiengesellschaft, Filiale Luxemburg	90,000,000
Crédit Agricole Corporate and Investment Bank Deutschland	90,000,000
Deutsche Bank Luxembourg S.A.	90,000,000
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	90,000,000
HSBC Bank plc	45,000,000
HSBC Trinkaus & Burkhardt AG	45,000,000
ING Bank, a branch of ING-Diba AG	90,000,000
Landesbank Baden-Württemberg	90,000,000
Lloyds TSB Bank plc	90,000,000
Mizuho Bank Ltd.	90,000,000
MORGAN STANLEY BANK, N.A.	90,000,000
Royal Bank of Canada	90,000,000
SEB AG	90,000,000
Standard Chartered Bank	90,000,000
Sumitomo Mitsui Banking Corporation	90,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch	90,000,000
TD Bank Europe Limited	90,000,000
UniCredit Luxembourg S.A.	90,000,000
Australia and New Zealand Banking Group Limited	43,000,000
CommBank Europe Limited	43,000,000
INTESA SANPAOLO S.p.A., Frankfurt Branch	43,000,000
JPMorgan Chase Bank, N.A.	43,000,000
Landesbank Hessen-Thüringen Girozentrale	43,000,000
Riyad Bank London Branch	43,000,000
SOCIETE GENERALE, FRANKFURT BRANCH	43,000,000
The Bank of New York Mellon	43,000,000
Wells Fargo Bank International	43,000,000
Westpac Banking Corporation	43,000,000
Total	2,500,000,000

Section 2 –Swingline Loans

Name of Original Lender	Swingline Commitment in EUR	Affiliate for Swingline Loans in US Dollar (if any)
Barclays Bank PLC	22,727,272.72
Bayerische Landesbank	22,727,272.72	Bayerische Landesbank New York Branch
Banc of America Securities Limited	22,727,272.72	Bank of America, N.A.
BNP Paribas Fortis SA/NV, Niederlassung Deutschland	22,727,272.72
Citibank N.A. in New York, Filiale Frankfurt	22,727,272.80	Citibank, N.A.
Commerzbank Aktiengesellschaft, Filiale Luxemburg	22,727,272.72	Commerzbank AG, New York and Grand Cayman Branches
Crédit Agricole Corporate and Investment Bank Deutschland	22,727,272.72
Deutsche Bank Luxembourg S.A.	22,727,272.72
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	22,727,272.72	DZ BANK AG New York Branch
HSBC Bank plc	22,727,272.72
ING Bank, a branch of ING-Diba AG	22,727,272.72	ING Bank N.V., Dublin Branch
Landesbank Baden-Württemberg	22,727,272.72	Landesbank Baden-Württemberg, New York Branch
Lloyds TSB Bank plc	22,727,272.72
Mizuho Bank Ltd.	22,727,272.72
MORGAN STANLEY BANK, N.A.	22,727,272.72
Royal Bank of Canada	22,727,272.72	Royal Bank of Canada, New York Branch
SEB AG	22,727,272.72	SEB AG
Standard Chartered Bank	22,727,272.72	Standard Chartered Bank
Sumitomo Mitsui Banking Corporation	22,727,272.72
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch	22,727,272.72	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
TD Bank Europe Limited	22,727,272.72
UniCredit Luxembourg S.A.	22,727,272.80	.
Total	500,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
Part A
Conditions Precedent To Initial Utilisation
1.    Company

(a)
In relation to the Company an up-to-date commercial register extract (Handelsregisterauszug) and a copy of the Company's articles of association (Satzung), certified by two authorised signatories of the Company to be a true copy.

(b)
A certificate signed by two duly authorised signatories of the Company (as evidenced by the commercial register extract referred to in (a) above) setting out the names and signatures of the persons authorised to sign, on behalf of the Company, any documents to be delivered by it pursuant to this Agreement (such certificate being subject to such amendments as may be notified to the Agent by the Company from time to time).

2.    Linde Finance B.V.

(a)	A certified extract of the entry in the Commercial Trade Register of the Amsterdam Chamber of Commerce relating to Linde Finance B.V.

(b)	A copy, certified a true copy by authorised signatories of Linde Finance B.V., of its deed of incorporation and its articles of association.

(c)
A copy of the resolution of the board of managing directors of Linde Finance B.V. resolving to enter this Agreement and to enter into such further agreements and to take such further steps as may deemed useful or necessary for the company's participation in this Agreement, and a copy of the resolution of the board of supervisory directors of Linde Finance B.V. approving the aforementioned resolution of the board of managing directors of Linde Finance B.V.

(d)
A certificate executed by authorised signatories of Linde Finance B.V. setting out the names and signatures of the persons authorised to sign, on behalf of Linde Finance B.V., any documents to be delivered by Linde Finance B.V. pursuant to this Agreement (such certificate being to such amendments as may be notified to the Agent by Linde Finance B.V. from time to time).

3.    Legal opinions

(a)
A legal opinion of Clifford Chance Partnerschaftsgesellschaft, legal advisers to the Arrangers and the Agent in Germany, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)
A legal opinion in respect of German law of Freshfields Bruckhaus Derringer LLP, legal advisers to the Company in Germany, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)
A legal opinion in respect of Dutch law of Freshfields Bruckhaus Derringer LLP, legal advisers to the Company in the Netherlands, substantially in the form distributed to the Lenders prior to signing this Agreement.

4.    Other documents and evidence

(a)	A copy of the executed Process Agent Appointment Letter executed by Linde Finance B.V.

(b)	The Original Financial Statements of each Original Obligor.

(c)
Evidence that the facilities under the Existing Facility Agreement have been or will be prepaid and/or cancelled in full on or before the day falling 10 Business Days after the date of this Agreement and, in any case, simultaneously with the first Utilisation.

(d)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 18 (Fees) and Clause 23 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.
Part B
Conditions Precedent Required To Be Delivered By An Additional Borrower
1.    A Borrower Accession Letter, duly executed by the Additional Borrower and the Company.
2.    In relation to an Additional Borrower incorporated or established in Germany an up-to-date commercial register extract (Handelsregisterauszug), its articles of association (Satzung), certified by the commercial register as of a recent date, or partnership agreement (Gesellschaftsvertrag), copies of any by-laws as well as a list of shareholders (Gesellschafterliste) (if applicable). In relation to an Additional Borrower incorporated in a jurisdiction than other than Germany a copy of its constitutional documents.
3.    In relation to an Additional Borrower incorporated or established in Germany a copy of (in each case if applicable) a resolution signed by all the holders of the issued shares in such Additional Borrower and/or a resolution of the supervisory board (Aufsichtsrat) and/or the advisory board (Beirat) of such Additional Borrower approving the terms of, and the transactions contemplated by the Finance Documents. In relation to an Additional Borrower incorporated in a jurisdiction other than Germany a copy of a resolution signed by all the holders of the issued shares in each such Additional Borrower, approving the terms of, and the transactions contemplated by the Finance Documents.
4.    A copy of a resolution of the board of directors of the Additional Borrower incorporated or established in a jurisdiction other than Germany:

(a)	approving the terms of, and the transactions contemplated by, the Borrower Accession Letter and the Finance Documents and resolving that it execute the Borrower Accession Letter;

(b)	authorising a specified person or persons to execute the Borrower Accession Letter on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

5.    A specimen of the signature of each person authorised to execute any Finance Document and other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
6.    In relation to an Additional Borrower incorporated or established in a jurisdiction other than Germany a certificate of the Additional Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.
7.    A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Letter.
8.    A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Borrower Accession Letter or for the validity and enforceability of any Finance Document.
9.    If available, the latest audited financial statements of the Additional Borrower.
10.    A legal opinion of Clifford Chance Partnerschaftsgesellschaft, legal advisers to the Arrangers and the Agent in Germany.
11.    If the Additional Borrower is incorporated in a jurisdiction other than Germany, a legal opinion of the legal advisers to the Arrangers and the Agent in the jurisdiction in which the Additional Borrower is incorporated as to due organisation, good standing (if such term has a legal definition in such Relevant Jurisdiction), capacity and due authorisation, absence of conflicts with law and organisational documents, all necessary actions and registrations for enforceability and admission into evidence of Finance Documents, due execution, stamp and withholding taxes, and recognition and enforceability of judgments under the laws of the Relevant Jurisdiction.
12.    If the proposed Additional Borrower is incorporated in a jurisdiction other than Germany, evidence that the process agent specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Borrower together with a copy of the executed Process Agent Appointment Letter in relation to the proposed Additional Borrower.

SCHEDULE 3
REQUESTS
Part A
Utilisation Request
Revolving Facility Loans
From:    [Borrower]
To:    [Agent]
Dated:

Dear Sirs
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)
1.    We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.    We wish to borrow a Revolving Facility Loan on the following terms:
Proposed Utilisation Date:    [ ] (or, if that is not a Business Day, the next Business Day)
Currency of
Revolving Facility Loan:        [ ]
Amount:            [ ] or, if less, the Available Facility
Interest Period:            [ ]
3.    We confirm that each condition specified in Clause 5.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.
4.    The Company confirms to each Finance Party that each of the Repeated Representations is true and correct as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof.
5.    The Loan requested to be made pursuant to this Utilisation Request shall not be made in the event a Market Disruption Event occurs pursuant to Clause 17.2 (Market Disruption) of this Agreement.
6.    The proceeds of this Revolving Facility Loan should be credited to [account].
7.    This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

…………………………………
authorised signatory for
[name of Company]**

Part B
Utilisation Request
Swingline Loans

From:    [Borrower]
To:    [Relevant Swingline Agent]
Dated:

Dear Sirs
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.	We wish to borrow a Swingline Loan in [EUR]/[USD] on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a [TARGET Day]/[New York Business Day], the next [TARGET Day]/[New York Business Day])

Currency:	[EUR]/[USD]
Amount:	[ ] or, if less, the Available Swingline Facility

Interest Period:	[ ]

2.	We confirm that each condition specified in Clause 9.4(b) (Swingline Lenders' participation) is satisfied on the date of this Utilisation Request.

3.	The proceeds of this Swingline Loan should be credited to [account].

4.	This Utilisation Request is irrevocable.

Yours faithfully

.........................................................
authorised signatory for
[name of relevant Borrower]

…………………………………
authorised signatory for
[name of Company]
Part C
Utilisation Request
Letters of Credit

From:    [Borrower]
To:    [Agent] and [Issuing Bank]
Dated:

Dear Sirs
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.	We wish to arrange for a Letter of Credit to be issued by [insert name of relevant Issuing Bank] on the following terms:

Borrower:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency:	[ ]

Amount:	[ ] or, if less, the Available Facility

Beneficiary:

Term or Expiry Date:	[ ]

2.	We confirm that each condition specified in Clause 7.6(b) (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

3.	We attach a copy of the proposed Letter of Credit.

4.	This Utilisation Request is irrevocable.

Delivery Instructions:

[specify delivery instructions]

Yours faithfully

………………………………..
authorised signatory for
[name of relevant Borrower]

…………………………………
authorised signatory for
[name of Company]

SCHEDULE 4
FORM OF ASSIGNMENT CERTIFICATE
To:    [ ] as Agent
From:    [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Date [•]
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.
We refer to the Agreement. This is an Assignment Certificate. Terms defined in the Agreement have the same meaning in this Assignment Certificate unless given a different meaning in this Assignment Certificate.

2.	We refer to Clause 29.2(b) (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender assigning all or part of the Existing Lender’s rights referred to in the Schedule.

(b)	The proposed Assignment Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3.
The New Lender confirms that it will assume the same obligations to the other Finance Parties as it would have been subject to if the New Lender would have been an Original Lender to the extent such obligations relate to the assigned claims including, without limitation, any obligations under Clause 33 (Sharing among the Finance Parties) of the Agreement.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

5.	The New Lender notifies the Agent that on the date of this Assignment Certificate [it is] [it is not] a Non-Acceptable L/C Lender.

[6.
The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of any Advance under a Finance Document is a Lender falling within paragraph (b) of the definition of "Qualifying Lender (UK)" in the Agreement.]

[[6/7].	This Assignment Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.]

[6/7/8].	This Assignment Certificate is governed by German law.
THE SCHEDULE
Rights to be assigned
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Assignment Certificate is accepted by the Agent on [_______].
[Agent]
By:

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE
To:    [ ] as Agent
From:    [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:

Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.    We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2.    We refer to Clause 29.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender assigning and transferring to the New Lender by assumption of contract (Vertragsübernahme) all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 29.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.
3.    The New Lender confirms that it assumes the same obligations to the other Finance Parties as it would have been subject to if the New Lender would have been an Original Lender.
4.    The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 31.1 (Appointment of the Agent).
[5.    The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of any Advance under a Finance Document is a Lender falling within paragraph (b) of the definition of "Qualifying Lender (UK)" in the Agreement.]
[[5/6].    This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.]
[5/6/7].    This Transfer Certificate is governed by German law.
THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]            [New Lender]
By:                    By:
This Transfer Certificate is accepted by the Agent on [ ].
[Agent]
SCHEDULE 6
FORM OF ACCESSION LETTERS
Part A
Borrower Accession Letter
To:    [ ] as Agent
From:    [Subsidiary] and [Company]
Dated:
Dear Sirs
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.    We refer to the Agreement. This is a Borrower Accession Letter. Terms defined in the Agreement have the same meaning in this Borrower Accession Letter unless given a different meaning in this Borrower Accession Letter.
2.    [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 30.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].
3.    We confirm to each Finance Party that each of the Repeated Representations is true and correct in all material respects relation to us as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof.
4.    [Subsidiary’s] administrative details are as follows:
Address:
Fax No:
Attention:
5.    This Borrower Accession Letter is governed by German law.
Linde AG    [Subsidiary]

Part B
Form of Lender Accession Letter
To:    [ ] as Agent
From:    [Subsidiary] and [Company]
Dated:
Dear Sirs

Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.    We refer to the Agreement. This is a Lender Accession Letter. Terms defined in the Agreement have the same meaning in this Lender Accession Letter unless given a different meaning in this Lender Accession Letter.
2.    [Affiliate Lender] agrees to become an Issuing Bank and to be bound by the terms of the Agreement as an Issuing Bank pursuant to Clause 8.11 (Affiliates of Lenders as Issuing Banks) of the Agreement. [Affiliate Lender] is a financial institution duly incorporated under the laws of [name of Relevant Jurisdiction].
3.    [Affiliate of Lender's] administrative details are as follows:
Address:
Fax No:
Attention:
4.    This Lender Accession Letter is governed by German law.
[Affiliate Lender]            [Lender]

Part C

Form of Lender Affiliate Accession Agreement
To:    [ ] as Agent
From:    [Lender] and [Lender Affiliate]
Dated:
Dear Sirs

Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.    We refer to the Agreement. This is a Lender Affiliate Accession Agreement. Terms defined in the Agreement have the same meaning in this Lender Affiliate Accession Agreement unless given a different meaning in this Lender Affiliate Accession Agreement.
2.    [Lender Affiliate] of [address/registered office] agrees to become a [Lender Affiliate] for the purposes of enabling [Lender] to fulfil its obligations to participate in or make any to [Borrower or Borrowers or Borrower in particular jurisdiction]] and to be bound by the terms of the Agreement as a [Lender Affiliate].
3.    We confirm that [Lender Affiliate] is an Affiliate of [Lender].
4.    The administrative details of the [Lender Affiliate] for the purposes of the Agreement are as follows:
Address:
Facility Office:
Address:
Telephone:
Facsimile:
Email:
Attn/Ref:
Account details:
5.    The [Lender Affiliate] expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 31.1 (Appointment of the Agent).
6.    This Lender Affiliate Accession Agreement is governed by German law.
[Lender]            [Lender Affiliate]
SCHEDULE 7
FORM OF RESIGNATION LETTER
To:    [ ] as Agent
From:    [resigning Obligor] and [Company]
Dated:
Dear Sirs
Linde AG – EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement
dated [ ] (the Agreement)

1.    We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.    Pursuant to [Clause 30.3 (Resignation of a Borrower) of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower] under the Agreement.
3.    We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*
4.    This Resignation Letter is governed by German law.
[Company]    [Subsidiary]
By:        By:

* Insert any other conditions required by the Agreement.
SCHEDULE 8
RESERVATIONS
Germany

1.
The obligations expressed to be assumed under the Finance Documents are subject to the limitations arising from the laws relating to bankruptcy, insolvency and all other laws affecting the rights of creditors generally.

2.	Any enforcement of the Finance Documents will be subject to generally applicable laws as applied by the courts or other competent authority of Germany.

3.
General German law requirements of fair dealing (Treu und Glauben) and public policy may lead to the application of general principles of German law being upheld in German courts or may render contracts or commitments void, voidable, not enforceable in accordance with their terms, or unenforceable.

4.
Where contractual or legal consequences are attached to the occurrence or non-occurrence of an event a German court would have discretion to decide (upon evidence being brought to it) whether such event has occurred.

5.
Any provision in the Finance Documents providing that certain certifications or determinations will be conclusive, binding and authoritative will not necessarily prevent judicial enquiry into the merits of any claim by any aggrieved party.

6.
Any provision in the Finance Documents stating that a notice or other expression of an intention or instruction or power of attorney is irrevocable may be open to challenge in circumstances where there have been material changes in the underlying situation.

7.
Where under the provisions of the Finance Documents any party is vested with a discretion or may determine a matter in its opinion, the laws of Germany may require that such a discretion is exercised reasonably or that such opinion is based on reasonable grounds.

8.
If a German court considers it impossible or unduly burdensome for an obligation to be performed the debtor is discharged from performing such obligation; the debtor may however be held liable for damages.

9.
A contractual requirement that notices or amendments must be made in writing may be complied with by electronic means of communication only if the email or fax address of the recipient has been made available by the recipient to the sender for such purpose.

10.
As regards payments made by a German resident to a non-resident, a notification has to be made to Deutsche Bundesbank for statistical purposes pursuant to section 59 et seq. German Foreign Trade and Payment Regulation (Außenwirtschaftsverordnung). The notification has to be filed by the relevant payor. Any omission of such notification may trigger an administrative fine (Bußgeld) under the Foreign Trade and Payment Regulation, but will neither affect the validity or enforceability of this Agreement nor otherwise cause disadvantageous legal consequences for non-resident legal entities or individuals receiving such payment.

11.	Obligations where any of the lenders is or will be deemed the direct or indirect shareholder of a German GmbH, will rank behind the general indebtedness of the German GmbH in its insolvency.

12.
These principles will, in principle, apply mutatis mutandis to a stock corporation (Aktiengesellschaft) if the relevant shareholder is under a financing liability (Finanzierungsverantwortung) for the corporation.

13.
If and to the extent that a claim of a Finance Party against a Borrower is subordinated pursuant to the criteria set out in item 11 above, upon rescission (Anfechtung) such Finance Party will be obliged to repay any payments on its subordinated claim received within the last year prior to the opening of insolvency proceedings of the relevant Borrower.

14.
Pursuant to section 489 of the German Civil Code (Bürgerliches Gesetzbuch (BGB)) any borrower may repay a loan facility with a variable interest rate at any time with three months' notice and may repay any loan facility with a fixed interest rate at the end of each period for which the interest is fixed, in each case without having to pay prepayment or breakage costs.

15.
Within the scope of section 354a of the German Commercial Code (Handelsgesetzbuch (HGB)), an assignment of monetary claims which are governed by German law would be valid even where this Agreement states that a claim shall not be assignable.

16.
If the performance of an obligation is contrary to the exchange control regulations of a member state of the International Monetary Fund, that obligation may be unenforceable in Germany by reason of paragraph 2 (b) of Article VIII of the International Monetary Fund Agreement.

The Netherlands

1.
The obligations under the Finance Documents are subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium, suspension of payments, emergency and other similar rules and laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect.

2.
The validity or enforceability of the Finance Documents or any legal act forming part thereof or contemplated thereby are subject to and limited by the protection afforded by Netherlands law to creditors whose interests have been adversely affected pursuant to the rules of Netherlands law relating to (x) unlawful acts based on section 6:162 et seq. of the Netherlands Civil Code and (y) fraudulent conveyance or preference (actio pauliana) within the meaning of section 3:45 of the Netherlands Civil Code and/or section 42 et seq. of the Netherlands Bankruptcy Act.

3.
Any enforcement of the Finance Documents and foreign judgments in the Netherlands will be subject to the rules of civil procedure as applied by the courts of the Netherlands; service of process for any proceedings before the courts of the Netherlands must be performed in accordance with Netherlands rules of civil procedure; the taking of concurrent proceedings in more than one jurisdiction in which Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (the Council Regulation), the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters of 27 September 1968 (as amended), or the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters (together the Conventions), is applicable, may be precluded by Article 27 of the Council Regulation or Article 21 of the Conventions; as regards jurisdiction generally, the courts of the Netherlands have powers to stay proceedings if concurrent proceedings are brought elsewhere; furthermore, the ability of any party to assume control over another party’s proceedings before the courts of the Netherlands may be limited by Netherlands rules of civil procedure.

4.
It is uncertain under Netherlands law whether, upon the enforcement of a money judgment expressed in a foreign currency against assets situated in the Netherlands by way of an enforced sale, proceeds can be obtained in such foreign currency.

5.
If insolvency proceedings would be opened under Netherlands law, claims of which payment is sought from the estate (and not from the enforcement of collateral security) in any currency other than euro must be valued on the basis of the exchange rate prevailing on the date on which such insolvency proceedings are opened.

6.
A Dutch Obligor may in certain circumstances have to comply with reporting requirements in connection with payments made to and by the Dutch Obligor under the Finance Documents pursuant to the Financial Foreign Relations Act 1994 and the rules promulgated thereunder.

7.
A power of attorney or mandate (i) can under Netherlands law only be made irrevocable to the extent its object is the performance of juridical acts in the interest of the representative appointed thereby or of a third party (and subject to the power of the court to amend or disapply the provisions by which it is made irrevocable for serious reasons and (ii) will terminate or become ineffective upon insolvency proceedings being opened under Netherlands law with respect to the issuer thereof (irrespective of the law applicable to the power of attorney).

8.
The amount of any payment under the Finance Documents which is in the nature of a liquidated damage payment may be mitigated by order of the court if this is manifestly required in the interest of fairness.

9.
Any assets of a Dutch Obligor that are destined for use in the public service are immune from attachment; furthermore, no attachment may be made on books and records required for the Dutch Obligor’s business.

10.
The courts of the Netherlands may (i) apply Netherlands law in a situation where those rules are mandatory irrespective of the law otherwise applicable to that Finance Document, (ii) give effect to the mandatory rules or the law of any other country with which the situation has a close connection, if and insofar as, under law of such country, those rules must be applied whatever the law applicable to that Finance Document, (iii) refuse the application of a rule of the law of any country otherwise applicable to that Finance Document, if such application is manifestly incompatible with the public policy ("ordre public") of the Netherlands and (iv) have regard to the laws of the country in which performance takes place as to the manner of performance and the steps to be taken in the event of defective performance.

SCHEDULE 9
FORM OF CONFIDENTIALITY UNDERTAKING

[letterhead of Existing Lender]
To:

[insert name of Potential Lender]

EUR 2,500,000,000 Syndicated Multi-Currency Revolving Credit Facility Agreement between, inter alia, Linde AG and Deutsche Bank Luxembourg S.A. as Agent (the "Facility") dated [ ]

Dear Sirs,
We understand that you are considering to participate in the Facility. By your signature of a copy of this letter you agree as follows:
1.    Confidentiality Undertaking You undertake:

(i)
to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(ii)
to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(iii)	to use the Confidential Information only for the Permitted Purpose; and

(iv)
to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(ii) below) acknowledges and agrees to comply with the provisions of this letter as if that person were also a party to it.

2.    Permitted Disclosure We agree that you may disclose Confidential Information:

(i)
to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(ii)
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(iii)	with the prior written consent of us and the Borrower.

3.
Notification of Required or Unauthorized Disclosure You agree (to the extent permitted by law) to inform the Borrower and us as soon as becoming aware thereof of the full circumstances of any disclosure under paragraph 2(ii) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.
Return of Copies If we or the Borrower so request in writing, you shall return all Confidential Information supplied to you by us and/or by or on behalf of the Borrower or any other member of the Group and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(ii) above. Any Confidential Information not to be returned, destroyed or erased pursuant to the preceding sentence shall be kept confidential until it may be returned, destroyed or erased.

5.
Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us and/or the Borrower or any other member of the Group. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to the agreement documenting the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and/or by or on behalf of the Borrower or any other member of the Group and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(i)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.    No Representation; Consequences of Breach, etc You acknowledge and agree that:

(i)
neither we nor any member of the Group nor any of our or their officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information (in the case of the relevant members of the Group, in each case without prejudice to any related representation and warranty that may be given in the agreement documenting the Facility); and

(ii)
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction for specific performance for any threatened or actual breach of the provisions of this letter by you.

7.
No Waiver; Amendments, etc. This letter sets out the full extent of your obligations of confidentiality owed to us, the Borrower and each member of the Group in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us, subject in each case to the prior written consent of the Borrower.

8.
Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.
Nature of Undertakings The acknowledgements and undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group in the form of a contract in favour of the Borrower and each other member of the Group as third party beneficiaries pursuant to §328(1) of the German Civil Code.

10.    Definitions In this letter (including the acknowledgement set out below):
"Borrower" means Linde AG.
"Confidential Information" means any information relating to the Borrower, the Group, any member thereof, and the Facility provided to you by us and/or the Borrower or any other member of the Group or any of our affiliates or advisers or any adviser of any member of the Group, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us and/or the Borrower or any other member of the Group or any of our affiliates or advisers or any adviser of any member of the Group or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;
"Group" means the Borrower and each of its Subsidiaries and each Subsidiary;
"Participant Group" means you, each of your Holding Companies and Subsidiaries and each Subsidiary of each of your Holding Companies;
"Permitted Purpose" means considering and evaluating whether to participate in the Facility; and
"Subsidiary" means an entity from time to time of which another person has direct or indirect control. For this purpose, one person being "controlled" by another means that (i) the second one owns more than 50% of the equity share capital of the first or has the right to receive more than 50% of the dividends declared from time to time by the first; or (ii) the second has the right to appoint a majority of the board of directors or supervisory board of the first, and "control" shall be construed accordingly.

11.
Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of Germany and the parties submit to the non-exclusive jurisdiction of the courts of Frankfurt am Main.

Please acknowledge your agreement to the above by signing and returning the enclosed copy to [Existing Lender], [Attn.], Fax: [ ].
Yours faithfully

[Existing Lender]

We acknowledge and agree to the above:

…................................
For and on behalf of
[Potential Lender]

SCHEDULE 10
TIMETABLES
Part A
Revolving Facility Loans
"U" refers to the relevant Utilisation Date and/or the first day of the relevant Interest Period.

	Loans in Euro	Loans in GBP	Loans in USD	Loans in other currencies
Company submits request for a currency to be approved under paragraph (a)(ii) of Clause 5.3 (Conditions relating to Optional Currencies) as an Optional Currency to the Agent	n.a.	n.a.	n.a.	U-6
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 5.3 (Conditions relating to Optional Currencies)	n.a.	n.a.	n.a.	U-4
Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request)	U-3 2.30 p.m.	U-3 11.00 a.m.	U-3 11.00 a.m.	U-3 11.00 a.m.
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 6.4(c) (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 6.4(c) (Lenders’ participation)
	U-3	U-3	U-3	U-3
Agent receives a notification from a Lender under Clause 11.2 (Unavailability of a currency)	n.a.	n.a.	n.a.	Quotation Day 9.00 a.m.
Agent gives notice in accordance with Clause 11.2 (Unavailability of a currency)	n.a.	n.a.	n.a.	Quotation Day 9.30 a.m.
Agent determines amount of the Loan in an Optional Currency in accordance with Clause 34.9 (Change of currency)	n.a.	Quotation Day for the second Interest Period	Quotation Day for the second Interest Period	Quotation Day for the second Interest Period
EURIBOR or LIBOR is fixed	Quotation Day as of 11:00 am in respect of EURIBOR	Quotation Day as of 11:00 a.m. (London time) in respect of LIBOR	Quotation Day as of 11:00 a.m. (London time) in respect of LIBOR	Quotation Day as of 11:00 a.m. (London time) in respect of LIBOR
Part B
Swingline Loans

	Loans in Euro	Loans in GBP	Loans in USD	Loans in other currencies
Delivery of a duly completed Utilisation Request (Clause 9.2 (Delivery of a Utilisation Request for Swingline Loans))	U 9.30 a.m.	n.a.	U 9.30 a.m. New York time	n.a.
Relevant Agent notifies each Swingline Lender of the amount of its participation in the Swingline Loan pursuant to Clause 9.4(d) (Swingline Lenders' participation)	U 10.30 a.m.	n.a.	U 10.30 a.m. New York time	n.a.
Relevant Agent determines Relevant Swingline Rate under Clause 10.4 (Interest)	U 11.00 a.m.	n.a.	U 11.00 a.m. New York time	n.a.

Part C
Letters of Credit

"U" refers to the relevant Utilisation Date.

Delivery of a duly completed Utilisation Request (Clause 7.3 (Delivery of a Utilisation Request for Letters of Credit))	U-3 9.30 a.m.

Issuing Bank informs the Agent and the relevant Borrower whether it intends to issue or to refuse the requested Letter of Credit (paragraph (a) of Clause 7.6 (Issue of Letters of Credit))	U-2 12.00 noon

If the Issuing Bank has informed the Agent that it intends to issue the requested Letter of Credit, Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit, if required under Clause 7.6 (Issue of Letters of Credit) and notifies the Issuing Bank and the Lenders of the Letter of Credit in accordance with 7.6 (Issue of Letters of Credit)
U-2 3.00 pm

Delivery of a duly completed Renewal Request (Clause 7.7 (Renewal of a Letter of Credit)	U-3 9.30 a.m.

SCHEDULE 11
FORM OF PROCESS AGENT APPOINTMENT LETTER
To:    [ ] as process agent
From:    [Obligor (other than an Obligor incorporated in Germany)]
Date:    [•]
Dear Sirs
Linde AG – EUR 2,500,000,000 Revolving Credit Facility Agreement
dated [ ] (the Agreement)

We refer to the Agreement and hereby irrevocably appoint you as our agent for service of process (Zustellungsbevollmächtigter) in relation to any proceeding before any German court in connection with the above mentioned Agreement.
This letter is governed by German law.
Signed:    …..................                …..................
[Authorised signatory]            [Authorised signatory]
of                    of
[Obligor]                [Obligor]

SCHEDULE 12
LIST OF EXCLUDED SUBSIDIARIES

African Oxygen Limited, Republic of South Africa
BOC Kenia Limited
BOC Gases Nigeria PLC
BOC Pakistan Limited
BOC Bangladesh Limited
Linde India Limited

SIGNATURES
THE ORIGINAL BORROWERS

LINDE AG
By:        G. Denoke                ppa Schneider

Address:    Klosterhofstrasse 1
    80331 Munich
    Germany
Fax:
Attention:

LINDE FINANCE B.V.
By:    Emir Erkan                Jörg Meier

Address:	Buitenveldertselaan 106 1081 AB Amsterdam The Netherlands
Fax:    +31 20 301 3809
Attention:    Micha Glaser

THE GUARANTOR

LINDE AG
By:    G. Denoke                ppa Schneider

Address:    Klosterhofstrasse 1
    80331 Munich
    Germany
Fax:
Attention:

THE ARRANGERS

BARCLAYS BANK PLC
By:    Roger Cosby

Name:	Roger Cosby Director

BAYERISCHE LANDESBANK
By:    Dittler                Link

Name:        Gerhard Dittler            Christian Link

BANC OF AMERICA SECURITIES LIMITED
By:    A. Seyan

Name:        Amardeep Singh Seyan
        Director

BANK OF CHINA LIMITED ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN FRANKFURT BRANCH
By:    Fang Wang            Meist

Name:        Fang Wang            Bernd Meist
        Deputy General Manager    Managing Director

BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND
By:    Sooth                Friedrich

Name:        Bernd Sooth            Andreas Friedrich
                        Head of Analysis Germany

CITIGROUP GLOBAL MARKETS LIMITED
By:    Lucy Devlin

Name:        Lucy Devlin
        Vice President

COMMERZBANK AKTIENGESELLSCHAFT
By:    Haas                M. Grape

Name:        Reinhard Haas            Michel Grape

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND
By:    Schönherr            F. v. Kirch

Name:        Frank Schönherr        Ferdinand von Kirch
        General Manager        Managing Director

DEUTSCHE BANK AG
By:    Gaab                J. Hornung

Name:        M. Gaab            J. Hornung

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN
By:     Döllinger            Derst

Name:        Dr. B. Döllinger        Sabine Derst

HSBC BANK PLC
By:    G R Jolly

Name:        Guy Richmond Jolly

ING BANK, A BRANCH OF ING-DIBA AG
By:    Berthold            Abe Koldijk

Name:        Berthold            Koldijk

LANDESBANK BADEN-WÜRTTEMBERG
By:    Diewald                Baral

Name:        Katrin Diewald                Günter Baral

LLOYDS TSB BANK PLC
By:    Frank Krickelberg            Stephanie Betz

Name:        Frank Krickelberg            Stephanie Betz
        Head of Corporate Germany        Associate Director
                            Transaction Execution

MIZUHO BANK LTD.
By:    Y. Takata                Ralf Gerhardt

Name:        Yoshizumi Takata            Ralf Gerhardt
        Joint General Manager            Senior Director
                            Corporate Finance Department II
                            Germany / Switzerland

MORGAN STANLEY BANK INTERNATIONAL LIMITED
By:    N. Ansari

Name:        Nauman Ansari

ROYAL BANK OF CANADA
By:    Müller-Wiefel

Name:        Susanne Müller-Wiefel

SEB AG
By:    M. Zottmann                Kalteier

Name:        Marion Zottmann            Michaela Kalteier

STANDARD CHARTERED BANK
By:    Singharay

Name:        Hiren Singharay

SUMITOMO MITSUI BANKING CORPORATION
By:    J. Legens                Wimmer

Name:        Jörg Legens                Harald Wimmer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH
By:    T. Fukuzumi                    M Knappertsbusch

Name:        Mr. Takashi Fukuzumi            Mr. Maximilian Knappertsbusch
        Deputy General Manager        Department Head
                            Corporate Banking Division
                            For EMES, Düsseldorf

TD BANK EUROPE LIMITED
By:    Bates

Name:        Philip Bates

UNICREDIT BANK AG
By:    Kaiser                Schiller

Name:        Thomas Kaiser            Marion Schiller

THE ORIGINAL LENDERS

BARCLAYS BANK PLC
By:    Roger Cosby

Name:        Roger Cosby
        Director

BAYERISCHE LANDESBANK
By:    Vogel                Heinen

Name:        Victor Vogel            Kim Marc Heinen

BANC OF AMERICA SECURITIES LIMITED
By:    A. Seyan

Name:        Amardeep Singh Seyan
        Director

BANK OF CHINA LIMITED ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN FRANKFURT BRANCH
By:    Fang Wang                Meist

Name:        Fang Wang                Bernd Meist
        Deputy General Manager        Managing Director

BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND
By:    Sooth                Friedrich

Name:        Bernd Sooth            Andreas Friedrich
                        Head of Analysis Germany

CITIBANK N.A. IN NEW YORK, FILIALE FRANKFURT
By:    Stefan Hafke

Name:        Stefan T. Hafke
        Managing Director
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG
By:    Bahn                Meintani

Name:        Bianca Bahn            Angeliki Meintani

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND
By:    Schönherr                F. v. Kirch

Name:        Frank Schönherr            Ferdinand von Kirch
        General Manager            Managing Director

DEUTSCHE BANK LUXEMBOURG S.A.
By:    Belhoste                Sinn-Conrad

Name:        Belhoste                M. Sinn-Connrad
DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN
By:    Döllinger                Derst

Name:        Dr. B. Döllinger            Sabine Derst

HSBC BANK PLC
By:    G. R. Jolly

Name:        Guy Richmond Jolly

HSBC TRINKAUS & BURKHARDT AG
By:    Bernhof                Bock

Name:        Bernhof, Marc            Bock, Andreas
ING BANK, A BRANCH OF ING-DIBA AG
By:    Berthold                Abe Koldijk

Name:        Berthold                Koldijk

LANDESBANK BADEN-WÜRTTEMBERG
By:    Diewald                Baral

Name:        Katrin Diewald                Günter Baral

LLOYDS TSB BANK PLC
By:    Frank Krickelberg            Stephanie Betz

Name:        Frank Krickelberg            Stephanie Betz
        Head of Corporate Germany        Associate Director
                            Transaction Execution
MIZUHO BANK LTD.
By:    Y. Takata                Ralf Gerhardt

Name:        Yoshizumi Takata            Ralf Gerhardt
        Joint General Manager            Senior Director
                            Corporate Finance Department II
                            Germany /Switzerland

MORGAN STANLEY BANK, N.A.
By:    Michael King

Name:        Michael King
        Authorized Signatory

ROYAL BANK OF CANADA
By:    Müller-Wiefel

Name:        Susanne Müller-Wiefel
SEB AG
By:    M. Zottmann                Kalteier

Name:        Marion Zottmann            Michaela Kalteier

STANDARD CHARTERED BANK
By:    Singharay

Name:        Hiren Singharay

SUMITOMO MITSUI BANKING CORPORATION
By:    J. Legens                    Wimmer

Name:        Jörg Legens                    Harald Wimmer
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH
By:    T. Fukuzumi                M. Knappertsbusch

Name:	Mr. Takashi Fukuzumi Mr. Maximilian Knappertsbusch Deputy General Manager Department Head Corporate Banking Division For EMEA, Düsseldorf

TD BANK EUROPE LIMITED
By:    Bates

Name:        Philip Bates

UNICREDIT LUXEMBOURG S.A.
By:    Moos                        S. Dell'Atti

Name:        Erwin Moos                    Simone Dell'Atti
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:    Seeger                        Munk

Name:        Martin Seeger                    Adam Munk

COMMBANK EUROPE LIMITED
By:    Ray DeCarlo

Name:        Raymond DeCarlo

INTESA SANPAOLO S.P.A., FRANKFURT BRANCH
By:    Rücken                    Ratje

Name:        Martin Rücken                Stephan Ratje
JPMORGAN CHASE BANK, N.A.
By:    R. O. Kimpel

Name:        Ralph Kimpel

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE
By:    Klich                            F. Uania

Name:        Klich                            Fabian Uania

RIYAD BANK LONDON BRANCH
By:    F. Mitchell                        S. Hill

Name:        Frank Mitchell                        Sue Hill
SOCIETE GENERALE, FRANKFURT BRANCH
By:    Beck                    A. Laske

Name:        Manfred Beck                Andreas Laske

THE BANK OF NEW YORK MELLON
By:    William M. Feathers

Name:        William M. Feathers
        Vice President

WELLS FARGO BANK INTERNATIONAL
By:    John O'Brien                Tom Schubert

Name:        Jason O'Brien                Tom Schubert
        Head of Operations            Chief Risk Officer
        Wells Fargo Bank International        Wells Fargo Bank International

WESTPAC BANKING CORPORATION
By:    S Ehr

Name:        Susan Ehr
        Tier One Attorney
THE SWINGLINE LENDERS

BARCLAYS BANK PLC
By:    Roger Cosby

Name:        Roger Cosby
        Director

BAYERISCHE LANDESBANK
By:    Vogel                Heinen

Name:        Victor Vogel            Kim Marc Heinen

For Swingline Loans denominated in US Dollar
BAYERISCHE LANDESBANK NEW YORK BRANCH
By:    Vogel                Zötl

Name:        Victor Vogel            Walter Zötl

BANC OF AMERICA SECURITIES LIMITED
By:    A. Seyan

Name:        Amardeep Singh Seyan
        Director

For Swingline Loans denominated in US Dollar
BANK OF AMERICA, N.A.
By:    George Hlentzas

Name:        George Hlentzas
        Director

BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND
By:    Sooth                    Friedrich

Name:        Bernd Sooth                Andreas Friedrich
                            Head of Analysis Germany

CITIBANK N.A. IN NEW YORK, FILIALE FRANKFURT
By:    Stefan Hafke

Name:        Stefan T. Hafke
        Managing Director

For Swingline Loans denominated in US Dollar
CITIBANK, N.A.
By:    R. Basham

Name:        Richard Basham
        Managing Director

COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG
By:    Bahn                Meintani

Name:        Bianca Bahn            Angeliki Meintani

For Swingline Loans denominated in US Dollar
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:    Philipp Huesgen                Carl Kemmerer

Name:        Philipp Huesgen            Carl Kemmerer
        Vice President                Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND
By:    Schönherr                    F.v.Kirch

Name:        Frank Schönherr                Ferdinand von Kirch
        General Manager                Managing Director

DEUTSCHE BANK LUXEMBOURG S.A.
By:    Belhoste                    M. Sinn-Conrad

Name:        Belhoste                    M. Sinn-Conrad

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN
By:    Döllinger                Derst

Name:        Dr. B. Döllinger            Sabine Derst

For Swingline Loans denominated in US Dollar
DZ BANK AG, NEW YORK BRANCH
By:    Mark P. Markowski            Dominik Ochs

Name:        Mark P. Markowski            Dominik Ochs

HSBC BANK PLC
By:    G. R. Jolly

Name:        Guy Richmond Jolly

ING BANK, A BRANCH OF ING-DIBA AG
By:    Berthold                Abe Koldijk

Name:        Berthold                Koldijk

For Swingline Loans denominated in US Dollar
ING BANK N.V., DUBLIN BRANCH
By:    Emma Condon                Aidan Neill

Name:        Emma Condon                Aidan Neill
        Vice President                Director

LANDESBANK BADEN-WÜRTTEMBERG
By:    Diewald                    Baral

Name:        Katrin Diewald                    Günter Baral

For Swingline Loans denominated in US Dollar
LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH
By:    Diewald                    Baral

Name:        Katrin Diewald                    Günter Baral

LLOYDS TSB BANK PLC
By:    Frank Krickelberg                Stephanie Betz

Name:        Frank Krickelberg                Stephanie Betz
        Head of Corporate Germany            Associate Director
                                Transaction Executive

MIZUHO BANK LTD.
By:    Y. Takata                    Ralf Gerhardt

Name:        Yoshizumi Takata                Ralf Gerhardt
        Joint General Manager                Senior Director
                                Corporate Finance Department II

MORGAN STANLEY BANK, N.A.
By:    Michael King

Name:        Michael King
        Authorized Signatory

ROYAL BANK OF CANADA
By:    Müller-Wiefel

Name:        Susanne Müller-Wiefel

For Swingline Loans denominated in US Dollar
ROYAL BANK OF CANADA, NEW YORK BRANCH
By:    Müller-Wiefel

Name:        Susanne Müller-Wiefel

SEB AG
By:    M. Zottmann                    Kalteier

Name:        Marion Zottmann                Michael Kalteier

STANDARD CHARTERED BANK
By:    Singharay

Name:        Hiren Singharay

SUMITOMO MITSUI BANKING CORPORATION
By:    J. Legens                    Wimmer

Name:        Jörg Legens                    Harald Wimmer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH
By:    Fukuzumi                M. Knappertsbusch

Name:	Mr. Takashi Fukuzumi Mr. Maximilian Knappertsbusch Deputy General Manager Department Head Corporate Banking Division For EMEA, Düsseldorf

For Swingline Loans denominated in US Dollar
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
By:    Charles Stewart

Name:        Charles Stewart
        Director

TD BANK EUROPE LIMITED
By:    Bates

Name:        Philip Bates

UNICREDIT LUXEMBOURG S.A.
By:    Moos                        S. Dell'Atti

Name:        Erwin Moos                    Simone Dell'Atti

THE EUR SWINGLINE AGENT
DEUTSCHE BANK LUXEMBOURG S.A.
By:    Blumhoff                    Ewerhardy

Name:        Gwen Blumhoff                    Ewerhardy

Address:	International Loans and Agency Services 2, Boulevard Konrad Adenauer L-1115 Luxembourg Luxembourg
Fax:        +352 421 22 95771
Attention:    Franz-Josef Ewerhardy / Johannes Philippi

THE USD SWINGLINE AGENT
DEUTSCHE BANK AG, NEW YORK Branch
By:    M. Lutz                        Philippi

Name:        M. Lutz                        Philippi

Address:	5022 Gate Parkway, Suite 200 Jacksonville, FL 322 56 USA
Fax:        +1 (866)2403622 / +1(904)494 6815
Attention:    Lee Joyner

THE AGENT
DEUTSCHE BANK LUXEMBOURG S.A.
By:    Blumhoff                    Ewerhardy

Name:        Gwen Blumhoff                    Ewerhardy

Address:	International Loans and Agency Services 2, Boulevard Konrad Adenauer L-1115 Luxembourg Luxembourg
Fax:        +352 421 22 95771
Attention:    Franz-Josef Ewerhardy / Johannes Philippi

THE ORIGINAL ISSUING BANKS

BNP PARIBAS FORTIS SA/NV, NIEDERLASSUNG DEUTSCHLAND
By:    Sooth                        Friedrich

Name:        Bernd Sooth                    Andreas Friedrich
                                Head of Analysis Germany

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH
By:    Fukuzumi                M. Knappertsbusch

Name:	Mr. Takashi Fukuzumi Mr. Maximilian Knappertsbusch Deputy General Manager Department Head Corporate Banking Division For EMEA, Düsseldorf